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This preliminary prospectus supplement and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion
Preliminary Prospectus Supplement dated May 19, 2009

Filed Pursuant to Rule 424b(3)
Registration No. 333-159348

PROSPECTUS SUPPLEMENT
To Prospectus dated May 19, 2009

Hertz Global Holdings, Inc.
$250,000,000
% Convertible Senior Notes due 2014

           This is an offering by Hertz Global Holdings, Inc. of $250,000,000 principal amount of its            % Convertible Senior Notes due 2014.

           The notes will be convertible into shares of our common stock, cash or a combination of cash and shares of our common stock, initially at a conversion rate of            shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share), subject to adjustment as described in this prospectus supplement, at any time on or prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, at your option, under the following circumstances:

  •
  during any calendar quarter commencing at any time after June 30, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last day of such preceding calendar quarter;

  •
  during the five business day period after any 10 consecutive trading-day period (the "measurement period") in which the trading price per $1,000 principal amount of notes for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate;

  •
  if specified distributions to holders of our common stock are made or specified corporate transactions occur; or

  •
  at any time on or after March 1, 2014.

           The conversion rate and thus the conversion price will be subject to adjustment in some events. In addition, following certain corporate transactions, we will increase the conversion rate by a number of additional shares under certain circumstances for a holder that elects to convert its notes in connection with such corporate transactions.

           Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock. The notes will bear interest at a rate of         % per year. Interest on the notes will be payable on June 1 and December 1 of each year, beginning on June 1, 2009. The notes will mature on June 1, 2014.

           We may not redeem the notes prior to their maturity.

           You may require us to repurchase all or a portion of your notes upon a fundamental change at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest.

           The notes will be our unsecured senior obligations that rank equally in right of payment with our existing and future senior unsecured indebtedness, if any, and senior in right of payment to all of our existing and future subordinated debt, if any. The notes will be effectively junior to our existing and future secured debt, if any, to the extent of the value of the assets securing such debt. The notes will also be structurally subordinated to all existing and future debt and other future liabilities (including trade payables) of our subsidiaries.

           The common stock of Hertz Global Holdings, Inc., which we refer to in this prospectus supplement as "Hertz Holdings," is listed on the New York Stock Exchange under the symbol "HTZ." The last reported sale price of the common stock on May 19, 2009 was $8.14 per share.

           Concurrently with this offering, we are offering 40,000,000 shares of our common stock (or a total of 46,000,000 shares if the underwriters in that offering exercise their option to purchase additional shares in full) in an underwritten offering pursuant to a separate prospectus supplement. This offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this offering.

           In addition, substantially concurrent with the common stock offering, investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group, existing stockholders of Hertz Holdings, are expected to purchase at least $150 million of our common stock at a purchase price per share equal to the price per share paid by the public in the public common stock offering, less the underwriting discounts and commissions payable to the underwriters in the public common stock offering, in a transaction exempt from registration under the Securities Act of 1933, as amended.

           We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system.

           Investing in the notes and the common stock issuable upon conversion of the notes involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

           Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	%	$

Underwriting discounts and commissions	%	$

Proceeds, before expenses, to us	%	$

           We have granted the underwriters an option to purchase, exercisable within the 30-day period from the date of this prospectus supplement, up to an additional $37.5 million principal amount of notes. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $       million and total proceeds, before expenses, to us, will be $       million.

           We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about May     , 2009.

Joint Book-Running Managers
J.P.Morgan	Goldman, Sachs & Co.	Merrill Lynch & Co.	Barclays Capital

Lead Manager

Deutsche Bank Securities

Co-Managers

ABN AMRO Incorporated	BNP PARIBAS	Calyon Securities (USA) Inc.

Prospectus Supplement dated May     , 2009

Prospectus Supplement

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering.

        The second part, the accompanying prospectus dated May 19, 2009, gives more general information about securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. For information about the notes, see "Description of the Notes" in this prospectus supplement and "Description of the Convertible Debt Securities" in the accompanying prospectus. For information about our common stock, see "Description of Common Stock" in this prospectus supplement and "Description of Capital Stock" in the accompanying prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Before you invest in our notes, you should read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated by reference are described in this prospectus supplement under "Incorporation by Reference."

        If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Unless the context otherwise requires, in this prospectus supplement, (i) "Hertz Holdings" means Hertz Global Holdings, Inc., our top-level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly owned subsidiary of Hertz Investors, Inc., which is wholly owned by Hertz Holdings, (iii) "we," "us" and "our" mean (a) prior to December 21, 2005, Hertz and its consolidated subsidiaries and (b) on and after December 21, 2005, Hertz Holdings and its consolidated subsidiaries, including Hertz, and (iv) "HERC" means Hertz Equipment Rental Corporation, Hertz's wholly owned equipment rental subsidiary, together with our various other wholly owned international subsidiaries that conduct our industrial, construction and material handling equipment rental business.

        The "Successor period ended December 31, 2005" refers to the 11-day period from December 21, 2005 (the date of our acquisition from Ford Holdings LLC by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity, or, collectively, the "Sponsors") to December 31, 2005 and the "Predecessor period ended December 20, 2005" refers to the period from January 1, 2005 to December 20, 2005. The term "Successor" refers to us following the date of such acquisition and the term "Predecessor" refers to us prior to such date. Certain financial information in this prospectus supplement and the

S-ii

accompanying prospectus for the Predecessor period ended December 20, 2005 and Successor period ended December 31, 2005 has been presented on a combined basis.

        In September 2008, Bank of America Corporation, or "Bank of America," announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity. This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by Merrill Lynch Global Private Equity and certain of its affiliates.

        Any capitalized terms used and not defined in this prospectus supplement shall have the meaning assigned to them in the accompanying prospectus or our Annual Report on Form 10-K for the fiscal year ending December 31 2008, incorporated by reference herein.

S-iii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including, without limitation, those concerning our liquidity and capital resources, include "forward looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus supplement and the accompanying prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors, including, without limitation, those risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward looking statements. Some important factors include:

  •
  our operations;

  •
  economic performance;

  •
  financial condition;

  •
  management forecasts;

  •
  efficiencies;

  •
  cost savings and opportunities to increase productivity and profitability;

  •
  income and margins;

  •
  liquidity and availability to us of additional or continued sources of financing for our revenue earning equipment;

  •
  financial instability of insurance companies providing financial guarantees for our asset backed securities;

  •
  financial instability of the manufacturers of our cars;

  •
  economies of scale;

  •
  anticipated growth;

  •
  the economy;

  •
  future economic performance;

  •
  our ability to maintain profitability during adverse economic cycles and unfavorable external events;

  •
  future acquisitions and dispositions;

  •
  litigation;

  •
  potential and contingent liabilities;

  •
  management's plans;

S-iv

  •
  taxes;

  •
  tangible and intangible asset impairment charges; and

  •
  refinancing of existing debt.

        In light of these risks, uncertainties and assumptions, the forward looking statements contained in this prospectus supplement and the accompanying prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary does not contain all the information that may be important to purchasers of the notes. You should carefully read the entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and other information incorporated by reference in this prospectus supplement before making any investment decision.

 Our Company

        We own what we believe is the largest worldwide general use car rental brand and one of the largest equipment rental businesses in the United States and Canada combined, both based on revenues. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. In our car rental business segment, we and our independent licensees and associates accept reservations for car rentals at approximately 8,100 locations in approximately 145 countries. We are the only car rental company that has an extensive network of company operated rental locations both in the United States and in all major European markets. We maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at the 42 major airports in Europe where we have company operated locations and data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 345 branches in the United States, Canada, France, Spain and China, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 6.8% over the last 20 years, with year-over-year growth in 17 of those 20 years.

        The car and equipment rental industries are significantly influenced by general economic conditions. The car rental industry is also significantly influenced by developments in the travel industry, and, particularly, in airline passenger traffic. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars that we sold.

        We have recently experienced improved market conditions and benefits from our restructuring efforts. In our U.S. car rental business, revenues have begun to decrease at a lower rate and we believe that the pricing environment is more attractive as our revenue per day, revenue per transaction and leisure market car rental pricing has shown recent improvement. In addition, we have experienced increased volume from our recently added prepaid discount car rental program, which potentially offers an attractive revenue growth curve. Also, advance reservations in our U.S. car rental business have improved every week for the last four weeks, although this indicator has been less reliable as a predictor of future results in the current economic environment. In our European car rental business, advance reservations for car rental have improved for July and August 2009. In response to reduced demand over the past year, we believe that the European car rental industry has reduced the supply of rental cars available. As a result, we expect to see favorable trends in pricing as we head into the peak summer season, although there can be no assurance that this will materialize given volatile economic conditions in Europe. In our equipment rental business, we believe that the negative trends that we have experienced in volume are beginning to level off, however the pricing pressure that we have experienced has not yet dissipated. In addition, we have experienced smaller losses on our used equipment sales and, therefore, expect our pre-tax results and margins to improve. We have also won a new industrial account from a competitor and, on the international front, we opened a second location in China.

The Offering

        The terms of the notes are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption "Description of the notes" beginning on page S-42 of this prospectus supplement.

Issuer	Hertz Global Holdings, Inc.
Securities

$250,000,000 principal amount of    % Convertible Senior Notes due 2014, which we refer to herein as the notes. We have also granted the underwriters a 30-day option to purchase up to an additional $37,500,000 principal amount of the notes.

Offering Price	Each note will be issued at a price of % of its principal amount plus accrued interest.
Maturity	June 1, 2014, unless earlier converted or repurchased by us at your option upon a fundamental change.
Interest Rate	% per year. Interest will be payable in cash on June 1 and December 1 of each year, beginning on June 1, 2009.

All references to interest in this summary of the offering and the "Description of the Notes" section of this prospectus supplement are deemed to include additional interest, if any, that accrues in connection with our failure to comply with our reporting obligations under the indenture governing the notes, if applicable (as described under "Description of the Notes—Events of Default; Notice and Waiver").

Ranking	The notes will rank equally in right of payment with our existing and future senior unsecured debt, if any, and senior in right of payment to all of our existing and future subordinated debt, if any.

As of March 31, 2009, we would have had, on a pro forma basis to give effect to this offering, approximately $9,997.2 million of outstanding indebtedness on a consolidated basis, of which an aggregate of $9,747.2 million was indebtedness of our subsidiaries.

The notes will be effectively junior to our existing and future secured debt, if any, to the extent of the value of the assets securing such debt, and structurally subordinated in right of payment to all debt and other liabilities (including trade payables) of our subsidiaries.

The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur in the future.
No Redemption at Our Option	We may not redeem the notes prior to maturity.

Conversion Rights

You may convert your notes at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, in multiples of at least $2,000 principal amount, or integral multiples of $1,000 in excess thereof, under the following circumstances:

•

during any calendar quarter commencing at any time after June 30, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days during the 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last trading day of such preceding calendar quarter;

•

during the five business day period after any 10 consecutive trading day period (the "measurement period") in which the trading price per $1,000 principal amount of notes for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate;

	•	if specified distributions to holders of our common stock are made or specified corporate transactions occur; or
	•	at any time on or after March 1, 2014.

The notes will be convertible based on an initial conversion rate of            shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, as described under "Description of notes—Conversion rate adjustments."

We will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations upon conversion of the Notes, in each case calculated as described under "Description of the Notes—Conversion Procedures—Settlement upon Conversion." We will from time to time make an election with respect to the method we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different method of settlement. We may not elect a different method of settlement after April 10, 2014. We have a policy of settling conversions of the notes using combination settlement.

Upon conversion, subject to certain exceptions, you will not receive any separate payment representing accrued and unpaid interest, if any on the notes. Our settlement of conversions, as described under "Description of the Notes—Conversion Procedures—Settlement upon Conversion" will be deemed to satisfy our obligation to pay the principal amount of the notes so converted and accrued and unpaid interest on those notes to, but not including, the conversion date.

Adjustment to Conversion Rate Upon Certain Corporate Transactions or Events

If and only to the extent you elect to convert your notes in connection with a transaction or event that constitutes a "make-whole fundamental change" as defined in "Description of the Notes—Conversion Rate Adjustments—Adjustment to Conversion Rate upon Conversion upon Make-Whole Fundamental Changes," we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in "Description of the Notes—Conversion Rate Adjustments—Adjustment to Conversion Rate upon Conversion upon Make-Whole Fundamental Changes," based on the effective date (or date of occurrence) and the price paid per share of our common stock in such make-whole fundamental change.

If holders of our common stock receive only cash upon a make-whole fundamental change, the price paid per share will be the cash amount paid per share of our common stock. Otherwise, the price paid per share will be the average of the last reported sale prices of our common stock over the five consecutive trading-day period ending on the trading day preceding the effective date (or date of occurrence) of such make-whole fundamental change.

Repurchase upon Fundamental Change

If we undergo a fundamental change (as defined under "Description of the Notes—Repurchase at the Option of the Holder upon a Fundamental Change"), you will have the option to require us to repurchase all or any portion of your notes. The fundamental change repurchase price will be 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest to, but not including, the fundamental change repurchase date. We will pay cash for all notes so repurchased.

Events of Default

Except with respect to a failure to comply with our reporting obligations as described under "Description of the Notes—Events of Default; Notice and Waiver," if an event of default with respect to the notes occurs, the principal amount of the notes, plus accrued and unpaid interest (including additional interest, if any), may be declared immediately due and payable, subject to certain conditions set forth in the indenture governing the notes. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Absence of a Public Market for the Notes

The notes will be a new issue of securities. We cannot assure you that any active or liquid market will develop for the notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes without notice. See "Underwriting" in this prospectus supplement.

Trading	We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

New York Stock Exchange Symbol for Our Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol "HTZ."
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $             million (or a total of approximately $             million if the underwriters' option is exercised in full), after deducting the underwriting discounts and commissions and before estimated offering expenses. The net proceeds to us from this offering, as well as the proceeds to us of the common stock offering and the Private Offering (as such term is defined below under "—Concurrent Common Stock Offering and Private Offering"), are expected to be used to increase our liquidity and for general corporate purposes, including repayment of debt, for general corporate purposes, including repayment of principal of amounts with respect to maturing debt under the fleet financing facilities of certain of our consolidated subsidiaries.

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.

U.S. Federal Income Tax Consequences

For U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock received on conversion of notes, see "Certain United States Federal Income Tax Consequences."

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association

Concurrent Common Stock Offering and Private Offering

        Concurrently with this offering, we are offering 40,000,000 shares of our common stock (or a total 46,000,000 shares of our common stock if the underwriters exercise their option to purchase additional shares with respect to that offering in full) in an underwritten public offering pursuant to a separate prospectus supplement. This offering is not contingent upon the concurrent common stock offering, and the concurrent common stock offering is not contingent upon this offering.

        In addition, substantially concurrent with this offering, one or more of the investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group, which together with investment funds associated with Merrill Lynch Global Private Equity, currently own approximately 55% of our outstanding common stock, will enter into subscription agreements with Hertz Holdings pursuant to which they would be entitled to purchase from us an aggregate of at least $150 million of our common stock at a purchase price per share equal to the price per share paid by the public in the public common stock offering, less the underwriting discounts and commissions payable to the underwriters in the public common stock offering. The private offering is being made pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended (such transaction, the "Private Offering") and is contingent upon the completion of the public common stock offering, but not this

offering. After completion of the Private Offering, the Sponsors would collectively hold approximately        % of our outstanding common stock. The Private Offering, if completed, is expected to close in the second quarter of 2009, after we have complied with legal obligation to deliver certain information related to the approval of the concurrent Private Offering by holders of a majority of our outstanding common stock by written consent.

RISK FACTORS

        Our business is subject to a number of important risks and uncertainties, some of which are described below. The risks described below, however, are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes or, upon conversion, our common stock. You should carefully consider the risks below, together with the other information in or incorporated by reference in this prospectus supplement and any accompanying prospectus prior to investing in the notes.

Risks Relating to the Notes and Our Substantial Indebtedness

Hertz Holdings is a holding company with no operations of its own that depends on its subsidiaries for cash and restrictive covenants in certain agreements governing such indebtedness may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Hertz Holdings.

        The operations of Hertz Holdings are conducted almost entirely through its subsidiaries and its ability to generate cash to meet its debt service obligations, including any debt service obligations in connection with the notes, or to pay dividends on its common stock, is highly dependent on the earnings and the receipt of funds from its subsidiaries via dividends or intercompany loans. However, none of the subsidiaries of Hertz Holdings are obligated to make funds available to Hertz Holdings to meet its debt service obligations or for the payment of dividends. In addition, payments of dividends and interest among the companies in our group may be subject to withholding taxes. Further, the terms of the indentures governing Hertz's Senior Notes and Senior Subordinated Notes (in each case, as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) and the agreements governing Hertz's senior credit facilities and Hertz's fleet debt facilities significantly restrict the ability of the subsidiaries of Hertz to pay dividends or otherwise transfer assets to Hertz Holdings. Furthermore, the subsidiaries of Hertz are permitted under the terms of our Senior Credit Facilities (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) and other indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Hertz Holdings, and these facilities do not restrict the ability of Hertz Holdings to incur additional debt. See "—Restrictive covenants in certain of the agreements governing our indebtedness may adversely affect our financial flexibility." In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our common stock.

We have substantial debt and may incur substantial additional debt, which could adversely affect our financial condition and our ability to obtain financing in the future and our ability to react to changes in our business and make payments on the notes.

        As of March 31, 2009, we had an aggregate principal amount of debt outstanding of $9,747.2 million and a debt to equity ratio, calculated using the total amount of our outstanding debt net of unamortized discounts of 7.4 to 1. After giving effect to this offering, Hertz Holdings will have $9,997.2 million aggregate principal amount of debt outstanding and its subsidiaries will have $9,747.2 million aggregate principal amount of debt outstanding.

        Our substantial debt could have important consequences to us. For example, it could:

  •
  make it more difficult for us to satisfy our obligations to the holders of our outstanding debt securities, including the notes, and to the lenders under our Senior Credit Facilities, U.S. Fleet

    Debt (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein), International Fleet Debt (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) and International ABS Fleet Financing Facility (as such term is defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein), resulting in possible defaults on and acceleration of such indebtedness;

  •
  require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

  •
  increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings, including under the agreements governing our U.S. Fleet Debt, International Fleet Debt, International ABS Fleet Financing Facility and our Senior Credit Facilities, are at variable rates of interest;

  •
  place us at a competitive disadvantage to our competitors with proportionately less debt or comparable debt at more favorable interest rates;

  •
  limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

  •
  limit our flexibility in planning for, or reacting to, changing conditions in our business and industry; and

  •
  limit our ability to react to competitive pressures, or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy and our efforts to improve operating margins.

        Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on the notes when due. This could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes, any of which could have the effect of diminishing our ability to make payments on the notes when due. Furthermore, the terms of the instruments governing our subsidiaries' indebtedness do not prohibit us or fully prohibit our subsidiaries from taking such actions.

        As of March 31, 2009, our Senior Credit Facilities provided us commitments for additional aggregate borrowings (subject to borrowing base limitations) of approximately $1,703.7 million, and permitted additional borrowings beyond those commitments under certain circumstances, and all of those borrowings and any other secured indebtedness permitted under the agreements governing such credit facilities and indentures would be effectively senior to the notes. For a detailed description of the amounts Hertz has available under its debt facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein. As of March 31, 2009, our U.S. Fleet Debt Facilities, our Fleet Financing Facility, our International Fleet Debt facilities, our International ABS Fleet Financing Facility and our other fleet debt facilities (related to Brazil, Canada, Belgium and the United Kingdom) provided us commitments for additional aggregate borrowings of approximately $1,792.2 million, $115.6 million, the foreign currency equivalent of $866.6 million, $438.1 million and $370.1 million, respectively, subject to borrowing base limitations. If new debt is added to our current debt levels, the related risks that we now face would increase. In addition, the instruments governing our indebtedness do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness. On June 30, 2006, Hertz Holdings entered into a $1.0 billion loan facility in order to finance the payment of a special cash dividend of $4.32 per share to its stockholders on June 30, 2006. Although this facility was repaid in full with the proceeds from our initial public offering, we cannot assure you that Hertz Holdings will not enter into similar transactions in the future.

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

        The notes are unsecured senior obligations of Hertz Holdings exclusively and will rank equal in right of payment to Hertz Holdings' other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        Since virtually all of our operations are conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends, payments of interest on intercompany indebtedness, or other transfers.

        Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

        As of March 31, 2009, after giving pro forma effect to the issuance of the notes in this offering, we would have had approximately $9,997.2 million of outstanding indebtedness on a consolidated basis, of which an aggregate of $9,742.2 million represents indebtedness of our subsidiaries.

The third-party insurance companies that provide credit enhancements in the form of financial guarantees of our U.S. Fleet Debt could face financial instability due to factors beyond our control.

        MBIA Insurance Corporation, or "MBIA," and Ambac Assurance Corporation, or "Ambac," provide credit enhancements in the form of financial guaranties for our U.S. Fleet Debt, with each providing guaranties for approximately half of the $4.1 billion in principal amount of the notes that was outstanding as of March 31, 2009 under our ABS Program (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein). The Series 2008-1 Notes included in our U.S. Fleet Debt are not subject to any financial guarantee. Each of MBIA and Ambac has been downgraded and is on review for further credit downgrade or under developing outlook by one or more credit ratings agencies. We may be required to utilize alternate sources of funding as our outstanding ABS notes mature, which may not be available on terms as favorable or in amounts comparable to those available to us under our existing ABS Program, if at all.

        An "event of bankruptcy" (as defined in the indentures governing our U.S. Fleet Debt) with respect to MBIA or Ambac would result in an amortization event under the portion of our U.S. Fleet Debt facilities guaranteed by the affected insurer. In that event, we would also be required to apply a proportional amount, or substantially all in the case of insolvency of both insurers, of all rental payments by Hertz to its special purpose leasing subsidiary and all car disposal proceeds under the applicable facility or series, or under substantially all our U.S. Fleet Debt facilities in the case of insolvency of both insurers, to pay down the amounts owed under the affected facility or series instead of applying those proceeds to purchase additional cars and/or for working capital purposes. An insurer "event of bankruptcy" could lead to consequences that have a material adverse effect on our liquidity if we were unable to negotiate mutually acceptable new terms with our U.S. Fleet Debt lenders or if alternate funding were not available to us.

        After 30 days, an insurer event of bankruptcy would constitute a limited liquidation event of default under the applicable indenture supplement governing our U.S. Fleet Debt insured by the bankrupt insurer. At that point, noteholders for the affected series of notes would have the right to instruct the trustee to exercise all remedies available to secured creditors, including the termination of the master lease under which Hertz leases its U.S. vehicle fleet and foreclosure of the vehicle fleet, provided that the exercise of any such right is supported by a majority of the affected noteholders. If the master lease were terminated due to the insolvency of either MBIA or Ambac, the termination would trigger an amortization event with respect to the notes insured by the other insurer. Foreclosure of the vehicle fleet would have a material adverse effect on our business, financial condition and results of operations. If such an event were to occur, we would not be able to effect short-term borrowings under the variable funding notes issued at the closing of the Acquisition, although we would be able to borrow on a short-term basis under the Series 2008-1 Notes, subject to the borrowing base requirements of that facility. In addition, if our available cash and other funding sources are not sufficient to satisfy the consequences as described above, we would be required to renegotiate with our lenders or raise additional funds and there is no assurance that we would be successful in such renegotiation or the raising of such funds.

        The occurrence of an amortization event as a result of insurer insolvency would also result in our inability to make use of our like-kind exchange program, which is described under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Taxes" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein, with respect to future dispositions and acquisitions of fleet vehicles subject to the ABS Program. This could expose us to increased income tax liability in the future as a result of recognition of gains upon sales from our then-existing ABS Program, although we would expect to be able to utilize our like-kind exchange program for certain cars within our then-existing fleet as well as future cars purchased outside of the ABS Program.

        A limited liquidation event of default under the applicable indenture supplement governing our U.S. Fleet Debt and any related foreclosure of the vehicle fleet could result in our inability to have access to other facilities or could accelerate outstanding indebtedness under those facilities or other financing arrangements.

Our reliance on asset-backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control.

        We rely significantly on asset-backed financing to purchase cars for our domestic and international car rental fleets. In connection with the Acquisition, a bankruptcy-remote special purpose entity wholly-owned by us issued approximately $4,300.0 million of new debt (plus an additional $1,500.0 million in the form of variable funding notes issued but not funded at the closing of the Acquisition) backed by our U.S. car rental fleet under the ABS Program. In addition, we issued $600.0 million of medium term notes backed by our U.S. car rental fleet prior to the Acquisition, or the "Pre-Acquisition ABS Notes," which remained outstanding following the Acquisition. As part of the Acquisition, various of our non-U.S. subsidiaries and certain special purpose entities issued approximately $1,781.0 million of debt under the International Fleet Debt, which are secured by rental vehicles and related assets of certain of our subsidiaries (all of which are organized outside the United States) or by rental equipment and related assets of certain of our subsidiaries organized outside North America, as well as (subject to certain limited exceptions) substantially all our other assets outside North America. The asset-backed debt issued in connection with the Transactions has expected final payment dates ranging through 2010 and the Pre-Acquisition ABS Notes have expected final payment dates ranging through 2009. Based upon these repayment dates, this debt will need to be refinanced within the next two years. Recent turmoil in the credit markets has reduced the availability of debt financing and asset-backed securities have become the focus of increased investor and regulatory scrutiny. Approximately half of our outstanding U.S. Fleet Debt issued in connection with the Transactions is subject to the benefit of a financial guarantee from MBIA, while the remainder is subject to the benefit of a financial guarantee from Ambac. On July 24, 2008, we entered into the International ABS Fleet Financing Facility, which has an expected maturity date of December 2010 and allows for maximum commitments under (i) the Euro-denominated portion of €562.0 million (the equivalent of $747.3 million as of March 31, 2009) and (ii) the Australian dollar-denominated portion of A$269.0 million (the equivalent of $186.5 million as of March 31, 2009).

        Additionally, in September 2008, we issued but did not fund $825.0 million in the form of variable funding notes, or the "Series 2008-1 Notes." The Series 2008-1 Notes are not subject to any financial guarantee. Consequently, if our access to asset-backed financing were reduced or were to become significantly more expensive for any reason, including as a result of the deterioration in the markets for asset-backed securities or as a result of deterioration in the credit ratings or the insolvency of the financial guarantors, we cannot assure you that we would be able to refinance or replace our existing asset-backed financing or continue to finance new car acquisitions through asset-backed financing on favorable terms, or at all.

        Our asset-backed financing capacity could be decreased, our financing costs and interest rates could be increased, or our future access to the financial markets could be limited, as a result of risks and contingencies, many of which are beyond our control, including, without limitation:

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  the acceptance by credit markets of the structures and structural risks associated with our asset-backed financing programs, particularly in light of recent developments in the markets for mortgage-backed securities;

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  rating agencies that provide credit ratings for our asset-backed indebtedness, MBIA and Ambac, or other third parties requiring changes in the terms and structure of our asset-backed financing, including increased credit enhancement (i) in connection with the incurrence of additional or refinancing of existing asset-backed debt, (ii) upon the occurrence of external events, such as changes in general economic and market conditions or further deterioration in the credit ratings of our principal car manufacturers, or (iii) or otherwise;

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  the terms, availability and credit market acceptance of third party credit enhancement at the time of the incurrence of additional or refinancing of existing asset-backed debt or the amount of cash collateral required in addition to or instead of such guaranties;

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  the insolvency of one or more of the third-party credit enhancers that insure our asset-backed debt, or downgrading of their credit ratings;

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  the insolvency or deterioration of the financial condition of one or more of our principal car manufacturers; or

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  changes in law that negatively impact our asset-backed financing structure.

        The occurrence of certain of the events listed above could result, among other things, in the occurrence of an amortization event pursuant to which the proceeds of sales of cars that collateralize the affected facility or series of asset-backed notes would be required to be applied to the payment of principal and interest on the affected facility or series, rather than being reinvested in our car rental fleet. The continuation of an amortization event for 30 days, as well as, certain other events, including defaults by Hertz and its affiliates in the performance of covenants set forth in the agreements governing our U.S. Fleet Debt, could result in the occurrence of a liquidation event pursuant to which the trustee or holders of asset-backed notes of the affected series would be permitted to require the sale of the assets collateralizing that series. If such an event were to occur, we would not be able to effect short-term borrowings under the variable funding notes issued at the closing of the Acquisition, although we might, depending on the circumstances be able to borrow on a short-term basis under the Series 2008-1 Notes, subject to borrowing base availability. Any of these consequences could affect our liquidity and our ability to maintain sufficient fleet levels to meet customer demands and could trigger cross defaults under certain of our other debt instruments.

        In addition to the consequences described above, a bankruptcy event with respect to a car manufacturer that supplies cars for our fleet could have other consequences under our asset-backed financing program. The program cars manufactured by any such company would need to be removed from our fleet or re-designated as non-program vehicles, which would require us to furnish additional collateral enhancement associated with these program vehicles. In the event of a manufacturer event of default or bankruptcy of Ford or General Motors, under the current terms of our asset-backed financing facilities, in order for us to access the $825 million of availability under our Series 2008-1 variable funding notes (1) we would need to amend the Series 2008-1 variable funding notes which may require the consent of the holders of notes of other series, (2) we would need to renegotiate certain agreements with MBIA and Ambac, (3) the manufacturer event of default would need to be cured or the bankrupt manufacturer would need to emerge from bankruptcy (as applicable), or (4) certain other conditions of our agreements with Ambac and MBIA would need to be satisfied. There can be no assurance that any such amendments will be agreed to or that any of the other conditions will be satisfied. See "—Risks Related to Our Business—We could be harmed by a further decline in the results of operations or financial condition of the manufacturers of our cars."

        Any disruption in our ability to refinance or replace our existing asset-backed financing or to continue to finance new car acquisitions through asset-backed financing, or any negative development in the terms of the asset-backed financing available to us, could cause our cost of financing to increase significantly and have a material adverse effect on our liquidity, financial condition and results of operations. The assets that collateralize our asset-backed financing will not be available to satisfy the claims of our general creditors including holders of the notes.

        The terms of our Senior Credit Facilities permit us to finance or refinance new car acquisitions through other means, including secured financing that is not limited to the assets of special purpose entity subsidiaries. We may seek in the future to finance or refinance new car acquisitions, including cars excluded from the ABS Program, through such other means. No assurances can be given, however, as to whether such financing will be available, or as to whether the terms of such financing will be comparable to the debt issued under the ABS Program. In addition, the borrowing capacity under our Senior ABL Facility is based upon the value of the assets securing such facility; therefore in periods where the value of the assets securing this facility decline or we sell such assets without replacing them, the availability of funds under the Senior ABL Facility will be reduced and we will have fewer funds available to purchase new cars or equipment.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

        Our ability to make scheduled payments on our indebtedness, or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors, many of which may be beyond our control, as described under "—Risks Related to Our Business" below. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis will likely make it more difficult for us to refinance our indebtedness on favorable terms, or at all, and we cannot assure you that we will be able to refinance our indebtedness or obtain additional financing, particularly because of our high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The instruments governing our indebtedness restrict our ability to dispose of assets and restrict the use of proceeds from any such dispositions. We cannot assure you that we will be able to consummate those sales, or, if we do, what the timing of the sales will be or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

A significant portion of the outstanding indebtedness of our subsidiaries is secured by substantially all of our consolidated assets. As a result of these security interests, such assets would be available to satisfy claims of our creditors, including holders of the notes, if we were to become insolvent only to the extent the value of such assets exceeded the amount of our subsidiaries' indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

        Indebtedness under Hertz's Senior Credit Facilities is secured by a lien on substantially all of our subsidiaries' assets (other than assets of international subsidiaries and fleet), including pledges of all or a portion of the capital stock of certain of our subsidiaries. The notes are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default were to occur under Hertz's Senior Credit Facilities, the senior secured lenders under such facilities would have a prior right to our subsidiaries' assets, to the exclusion of our creditors, including the holders of the notes. In that event, our subsidiaries' assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under Hertz's Senior Credit Facilities), resulting in all or a portion of our subsidiaries' assets being unavailable to satisfy the claims of our indebtedness. Furthermore, many of the subsidiaries that hold our U.S. and international car rental fleets in connection with our asset-backed financing programs are intended to be bankruptcy remote and the assets held by them may not be available to our creditors in a bankruptcy unless and until they are transferred to a non-bankruptcy remote entity. As of March 31, 2009, substantially all of our consolidated assets, including our car and equipment rental fleets, have been pledged for the benefit of the lenders under Hertz's Senior Credit Facilities or are subject to securitization facilities in connection with our U.S. Fleet Debt, International Fleet Debt facilities, International ABS Fleet Financing Facility and our other fleet debt facilities. As a result, the lenders under these facilities would have a prior claim on such assets in the event of our bankruptcy, insolvency, liquidation or reorganization, and we might not have sufficient funds to pay all of our creditors and holders of our indebtedness might receive less, ratably, than the holders of our subsidiaries' senior debt, and might not be fully paid, or might not be paid at all, even when other creditors receive full payment for their claims. In that event, holders of our equity securities would not be entitled to receive any of our assets or the proceeds therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein. As discussed below, the pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under these financing arrangements, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.

Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial flexibility.

        Our Senior Credit Facilities and the indentures governing our Senior Notes and Senior Subordinated Notes contain covenants that, among other things, restrict our ability to:

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  dispose of assets;

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  incur additional indebtedness;

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  incur guarantee obligations;

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  prepay other indebtedness or amend other debt instruments;

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  pay dividends;

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  create liens on assets;

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  enter into sale and leaseback transactions;

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  make investments, loans or advances;

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  make acquisitions;

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  engage in mergers or consolidations;

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  change the business conducted by us; and

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  engage in certain transactions with affiliates.

        In addition, under our Senior Credit Facilities, we are required to comply with financial covenants. If we fail to maintain a specified minimum level of borrowing capacity under our Senior ABL Facility, we will then be subject to financial covenants under that facility, including covenants that will obligate us to maintain a specified debt to Corporate EBITDA leverage ratio and a specified Corporate EBITDA to fixed charges coverage ratio. The financial covenants in our Senior Term Facility (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) include obligations to maintain a specified debt to Corporate EBITDA leverage ratio and a specified Corporate EBITDA to interest expense coverage ratio for specified periods. Both our Senior ABL Facility and our Senior Term Facility also impose limitations on the amount of our capital expenditures. Our ability to comply with these covenants in future periods will depend on our ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods will also depend substantially on the pricing of our products and services, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy. Our ability to comply with the covenants and restrictions contained in our Senior Credit Facilities and the indentures for our Senior Notes and Senior Subordinated Notes may be affected by economic, financial and industry conditions beyond our control. The breach of any of these covenants or restrictions could result in a default under either our Senior Credit Facilities or the indentures that would permit the applicable lenders or holders of the Senior Notes and Senior Subordinated Notes, as the case may be, to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. In any such case, we may be unable to make borrowings under the Senior Credit Facilities and may not be able to repay the amounts due under the Senior Credit Facilities and the Senior Notes, Senior Subordinated Notes and the notes. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent.

        We are also subject to operational limitations under the terms of our ABS Program. For example, there are contractual limitations with respect to the cars that secure our ABS Program. These limitations are based on the identity or credit ratings of the cars' manufacturers, the existence of satisfactory repurchase or guaranteed depreciation arrangements for the cars or the physical characteristics of the cars. As a result, we may be required to limit the percentage of cars from any one manufacturer or increase the credit enhancement related to the program and may not be able to take advantage of certain cost savings that might otherwise be available through manufacturers. If these limitations prevented us from purchasing, or retaining in our fleet, cars on terms that we would otherwise find advantageous, our results of operations could be adversely affected.

        Further, our International Fleet Debt facilities contain a number of covenants, including a covenant that restricts the ability of Hertz International, Ltd., a subsidiary of ours that is the direct or indirect holding company of substantially all of our non-U.S. operating subsidiaries, to make dividends and other restricted payments (which may include payments of intercompany indebtedness), in an amount greater than €100 million plus a specified excess cash flow amount, calculated by reference to excess cash flow in earlier periods. Subject to certain exceptions, until such time as 50% of the commitments under the International Fleet Debt facilities on the Closing Date have been replaced by permanent take-out international asset based facilities (which has not yet occurred), the specified excess cash flow amount will be zero. Thereafter, this specified excess cash flow amount will be between 50% and 100% of excess cash flow based on the percentage of facilities relating to the International Fleet Debt facilities at the closing of the Acquisition that have been replaced by permanent take-out international asset based facilities. These restrictions will limit the availability of funds from Hertz International, Ltd. and its subsidiaries to help us make payments on our indebtedness. Certain of these permanent take-out international asset based facilities are expected to be novel and complicated structures. We cannot assure you that we will be able to complete such permanent take-out financings on terms acceptable to us or on a timely basis, if at all; if we are unable to do so, our liquidity and interest costs may be adversely affected. See "—Our reliance on asset backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control."

        Certain of our Canadian subsidiaries are parties to our Senior ABL Facility and are not subject to these International Fleet Debt restrictions. Our non-U.S. subsidiaries, including the operations of these Canadian subsidiaries, accounted for approximately 35% of our total revenues and 33% of our Corporate EBITDA for the year ended December 31, 2008. See Note 9 to the notes to our audited annual consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2008, incorporated by reference herein.

The instruments governing our debt contain cross default or cross acceleration provisions that may cause all of the debt issued under such instruments to become immediately due and payable as a result of a default under an unrelated debt instrument.

        The indentures governing our Senior Notes and Senior Subordinated Notes and the agreements governing our Senior Credit Facilities and U.S. Fleet Debt facilities contain numerous covenants and require us to meet certain financial ratios and tests which utilize Corporate EBITDA. In addition, under the agreements governing certain of our U.S. Fleet Debt we are required to have a financial guarantee from a third-party insurance company. Our failure to comply with the obligations contained in one of these agreements or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt becoming immediately due and payable and could further result in a cross default or cross acceleration of our debt issued under other instruments, including the indenture governing the notes. In such event, we would need to raise funds from alternative sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require us to sell our assets and otherwise curtail our operations in order to pay our creditors. Such alternative measures could have a material adverse effect on our business, financial condition and results of operations.

An increase in interest rates or in our borrowing spread would increase the cost of servicing our debt and could reduce our profitability.

        A significant portion of our outstanding debt, including borrowings under the Senior Credit Facilities, the International Fleet Debt facilities, the International ABS Fleet Financing Facility and certain of our other outstanding debt securities, bear interest at variable rates. As a result, an increase in interest rates, whether because of an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt and could materially reduce our profitability, including, in the case of the U.S. Fleet Debt and the International Fleet Debt facilities and International ABS Fleet Financing Facility, our Corporate EBITDA. We have recently seen an increase in our borrowing spread. In addition, recent turmoil in the credit markets has reduced the availability of debt financing, which may result in increases in the interest rates at which lenders are willing to make debt financing available to us. The impact of such increases would be more significant than it would be for some other companies because of our substantial debt. For a discussion of how we manage our exposure to changes in interest rates through the use of interest rate swap agreements on certain portions of our outstanding debt, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Market Risks—Interest Rate Risk" in Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

        The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while the U.S. Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of the common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. The SEC orders expired on October 8, 2008. However, the SEC recently published proposed amendments to Regulation SHO, including consideration by the SEC to reinstate the "up-tick rule," that would impose new restrictions on short sales. If certain of these proposed short sale restrictions are adopted in a way that would impose limitations on short sales of common stock of issuers such as Hertz Holdings (or if any other future governmental action occurs that has the same effect), the market value of the notes could be significantly affected.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase the notes upon the occurrence of a fundamental change at 100% of their principal amount plus accrued and unpaid interest, including additional interest, if any as described under "Description of the Notes—Repurchase at the Option of the Holder upon a Fundamental Change" in this prospectus supplement. In addition, upon conversion of any notes, unless we elect to satisfy our conversion obligation solely by delivering shares of our common stock, we will be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, as described under "Description of the Notes—Conversion Procedures—Settlement upon Conversion" in this prospectus supplement.

        However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered notes or effect settlement of converted notes. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law or by agreements governing our future indebtedness. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable upon future conversions of the notes as required by the indenture would constitute an event of default under the indenture. An event of default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of notes—Conversion rights" in this prospectus supplement. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation solely by delivering shares of our common stock, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Future sales of our common stock in the public market could lower the market price of our common stock and adversely impact the trading price of the notes.

        As of May 18, 2009, there were 323,846,335 shares of our common stock outstanding. Of these shares, the 88,235,000 shares of common stock sold in our initial public offering and the 51,750,000 shares of common stock sold in a registered secondary offering in June 2007 are, and the 40,000,000 shares of common stock to be sold in an underwritten common stock offering (or 46,000,000 shares if the underwriters exercise their option to purchase additional shares with respect to that offering in full) concurrently with this offering, pursuant to a separate prospectus supplement, will be, freely transferable without restriction or further registration under the Securities Act, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock outstanding and the        shares that may be sold to the Sponsors in the Private Offering will be restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701 under the Securities Act. In November 2006, we filed a registration statement under the Securities Act to register the shares of common stock to be issued under the Hertz Global Holdings, Inc. Stock Incentive Plan and the Hertz Global Holdings, Inc. Director Stock Incentive Plan (together the "Prior Plan"). In addition, in May 2008, we filed a registration statement under the Securities Act to register the shares of common stock to be issued under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the "2008 Omnibus Plan") and the Hertz Global Holdings, Inc. Employee Stock Purchase Plan (the "ESPP"). As a result of having these effective registration statements, all shares of common stock acquired upon exercise of stock options and other equity based awards granted under the Prior Plans, the 2008 Omnibus Plan and the ESPP (collectively the "Stock Plans") will also be freely tradable under the Securities Act unless purchased by our affiliates. A total of         million shares of common stock could be issued under the Stock Plans and be freely tradeable pursuant to the registration statement.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public market pursuant to new issuances of common stock, by significant selling stockholders or pursuant to the concurrent common stock offering, as well as issuances of shares of common stock upon conversion of the notes, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Any such future sales or issuances will dilute the ownership interests of stockholders, and we cannot predict the effect that future sales or issuances of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes, nor can we predict our future needs to fund our operations or balance sheet with future equity issuances. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of this offering. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

        We, each of the funds associated with or designated by the Sponsors that currently own shares of our common stock, our directors and certain of our executive officers have agreed to a "lock-up," meaning that, subject to certain exceptions, neither we nor they will sell any shares without the prior consent of the representatives of the underwriters before 90 days after the date of this prospectus supplement. Following the expiration of this 90-day lock-up period, approximately            of these shares of our common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. In addition, certain of our existing stockholders have the right under certain circumstances to require that we register their shares for resale. These registration rights apply to the approximately 178 million shares of our outstanding common stock owned by the investment funds affiliated with or designated by the Sponsors as of May 18, 2009, and will apply to the shares purchased in the Private Offering by the investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The stock market in recent years has experienced extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market factors may materially reduce the market price of our common stock, regardless of our operating performance. The market price of our common stock may be influenced by many factors, some of which are beyond our control, including:

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  the failure of securities analysts to cover our common stock changes in financial estimates by analysts or a downgrade of our stock or our sector by analysts;

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  announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

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  variations in quarterly operating results;

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  loss of a large customer or supplier, or the addition and departure of key personnel;

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  general economic conditions;

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  war, terrorist acts and epidemic disease;

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  future sales of our common stock or securities linked to our common stock; and

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  investor perceptions of us and the car and equipment rental industries.

        A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

        To the extent our conversion obligation includes shares of our common stock, holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock. Holders of notes will have rights with respect to our common stock only if they convert their notes which they are permitted to do so only in the limited circumstances described in this prospectus supplement. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder's conversion of its notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock underlying into which the notes would otherwise be convertible.

        Prior to March 1, 2014, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of our common stock into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline (or not appreciate as much as you expect) after you exercise your conversion right.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to deliver shares of our common stock, cash or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes is in part determined by reference to the volume weighted average prices of our common stock for each trading day in a 30 trading-day settlement period. Accordingly, if the price of our common stock decreases during this period (or does not appreciate as much as expected), the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such periods, the value of any shares of our common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock on the third trading day following the relevant conversion date, notwithstanding the fact that we have chosen to satisfy our conversion obligation in shares of our common stock. Accordingly, if the price of our common stock decreases during this period, the value of the shares you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under "Description of the notes—Repurchase at the option of the holder upon a fundamental change," "Description of the notes—Conversion rate adjustments—Adjustment to conversion rate upon conversion upon make-whole fundamental changes" and "Description of the notes—Consolidation, merger and sale of assets" in this prospectus supplement.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction occurs or becomes effective and the price paid per share of our common stock in such transaction, as described below under "Description of the notes—Conversion Rate Adjustments—Adjustment to Conversion Rate upon Conversion upon Make-Whole Fundamental Changes" in this prospectus supplement. The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $            per share or less than $            (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed            per $1,000 in principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under "Description of the notes—Conversion rate adjustments" in this prospectus supplement. Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of the notes—Conversion rate adjustments" in this prospectus supplement. However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

There is currently no market for the notes. We cannot assure you that an active trading market will develop for the notes.

        The new notes are a new issue of securities. There is no established trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or market quotation system. The liquidity of, and trading market for, the notes also may be adversely affected by general declines in the market or by declines in the market for similar securities or a decline in our share price. Such declines may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax even though you did not receive any cash or other property in connection with the adjustment and even though you may not exercise your conversion right. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain United States Federal Income Tax Consequences" in this prospectus supplement. If you are a non-U.S. holder (as defined in "Certain United States Federal Income Tax Consequences" in this prospectus supplement), any constructive distribution on a note that is treated as a taxable dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments to you. See "Certain United States Federal Income Tax Consequences" in this prospectus supplement.

The accounting for convertible debt securities is subject to uncertainty.

        The accounting for convertible debt securities is subject to frequent scrutiny by the accounting authorities and is subject to change. We cannot predict whether or when any such change could be made and any such change could have an adverse effect on our reported or future financial results. Any such effects could adversely affect the trading prices of our common stock and the notes.

        For example, the Financial Accounting Standards Board ("FASB") in 2008 posted FASB Staff Position ("FSP") No. APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)" (previously FSP APB 14-a), which changes the accounting treatment for net share settled convertible securities. Under the proposal, cash settled convertible securities are separated into their debt and equity components. The value assigned to the debt component is the estimated fair value, as of the issuance date, of a similar debt instrument without the conversion feature, and the difference between the proceeds for the convertible debt and the amount reflected as a debt liability is recorded as additional paid-in capital. As a result, the debt is recorded at a discount reflecting its below market coupon interest rate. The debt is subsequently accreted to its par value over its expected life, with the rate of interest that reflects the market rate at issuance being reflected on the income statement.

The notes are not rated.

        We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the notes and our common stock could be harmed.

Upon conversion of the notes, unless we elect to deliver solely shares of our common stock in respect of our conversion obligation, we will pay cash in respect of a specified portion of our conversion obligation.

        Unless we elect to deliver solely shares of our common stock in respect of our conversion obligation, we will satisfy our conversion obligation to holders by paying cash in respect of a specified portion of our conversion obligation. Accordingly, upon conversion of a note, you may not receive any shares of our common stock, or you may receive fewer shares of common stock relative to the conversion value of the note. As a result, upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline (or not appreciate as much as you may expect) between the day that you exercise your conversion right and the day the conversion value of your notes is finally determined. See "Description of the Notes—Conversion Procedures—Settlement upon Conversion."

Provisions in the indenture for the notes may deter or prevent a business combination that may be favorable to you.

        If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Risks Relating to Our Common Stock, into which the Notes May Be Converted

If the ownership of our common stock continues to be highly concentrated, it will prevent you and other stockholders from influencing significant corporate decisions.

        Substantially concurrent with the offering of common stock being conducted by means of a separate prospectus supplement, one or more investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group, which together with Merrill Lynch Global Private Equity, currently own approximately 55% of our outstanding common stock, are expected to purchase from us an aggregate of at least $150 million of our common stock in the Private Offering. In the event that the Private Offering is completed, the Sponsors would collectively hold approximately        % of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of the notes). The Private Offering, if completed, is expected to close in the second quarter of 2009, after we have complied with the legal obligation to deliver certain information related to the approval of the concurrent Private Offering by holders of a majority of our outstanding common stock by written consent. These funds and Hertz Holdings are parties to a Stockholders Agreement, pursuant to which the funds have agreed to vote in favor of nominees to our board of directors nominated by the other funds. As a result, the Sponsors will continue to exercise a substantial level of control over matters requiring stockholder approval and our policy and affairs. See "Certain Relationships and Related Party Transactions" in our Annual Report on Form 10-K for the fiscal year ending December 31, 2008, incorporated by reference herein.

        The concentrated holdings of the funds associated with the Sponsors, certain provisions of the Stockholders' Agreement among the funds and us and the presence of these funds' nominees on our board of directors may result in a delay or the deterrence of possible changes in control of our company, which may reduce the market price of our common stock. See "Risks Related to our Business—The Sponsors currently control us and may have conflicts of interest with us in the future." The interests of the Sponsors may conflict with the interests of our other stockholders. Our board of directors has adopted corporate governance guidelines that, among other things, address potential conflicts between a director's interests and our interests. In addition, we have adopted a code of business conduct that, among other things, requires our employees to avoid actions or relationships that might conflict or appear to conflict with their job responsibilities or the interests of Hertz Holdings, and to disclose their outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to management or corporate counsel. These corporate governance guidelines and code of business ethics will not, by themselves, prohibit transactions with our significant stockholders.

Our certificate of incorporation, by-laws and Delaware law may discourage takeovers and business combinations that our stockholders might consider in their best interests.

        A number of provisions in our certificate of incorporation and by-laws, as well as anti-takeover provisions of Delaware law, may have the effect of delaying, deterring, preventing or rendering more difficult a change in control of Hertz Holdings that our stockholders might consider in their best interests. These provisions include:

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  establishment of a classified board of directors, with staggered terms;

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  granting to the board of directors sole power to set the number of directors and to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

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  limitations on the ability of stockholders to remove directors;

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  the ability of our board of directors to designate and issue one or more series of preferred stock without stockholder approval, the terms of which may be determined at the sole discretion of the board of directors;

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  prohibition on stockholders from calling special meetings of stockholders;

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  establishment of advance notice requirements for stockholder proposals and nominations for election to the board of directors at stockholder meetings; and

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  prohibiting our stockholders from acting by written consent if investment funds affiliated with or designated by the Sponsors cease to collectively hold a majority of our outstanding common stock.

        These provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

        Our certificate of incorporation and by-laws may also make it difficult for stockholders to replace or remove our management. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our stockholders.

        See "Description of Capital Stock" in the accompanying prospectus for additional information on the anti-takeover measures applicable to us.

We may have a contingent liability arising out of electronic communications sent to institutional accounts by a previously named underwriter that did not participate as an underwriter in the initial public offering of our common stock.

        We understand that, during the week of October 23, 2006, several e-mails authored by an employee of a previously named underwriter for the initial public offering of our common stock were ultimately forwarded by employees of that underwriter to approximately 175 institutional accounts. We were not involved in any way in the preparation or distribution of the e-mail messages by the employees of this previously named underwriter, and we had no knowledge of them until after they were sent. We requested that the previously named underwriter notify the institutional accounts who received these e-mail messages from its employees that the e-mail messages were distributed in error and should be disregarded. In addition, this previously named underwriter did not participate as an underwriter in the initial public offering of our common stock.

        The e-mail messages may constitute a prospectus or prospectuses not meeting the requirements of the Securities Act of 1933, as amended, or the "Securities Act." We, the Sponsors and the other underwriters that participated in the initial public offering of our common stock disclaim all responsibility for the contents of these e-mail messages.

        We do not believe that the e-mail messages constitute a violation by us of the Securities Act. However, if any or all of these communications were to be held by a court to be a violation by us of the Securities Act, the recipients of the e-mails, if any, who purchased shares of our common stock in the initial public offering of our common stock might have the right, under certain circumstances, to require us to repurchase those shares. Consequently, we could have a contingent liability arising out of these possible violations of the Securities Act. The magnitude of this liability, if any, is presently impossible to quantify, and would depend, in part, upon the number of shares purchased by the recipients of the e-mails and the trading price of our common stock. If any liability is asserted, we intend to contest the matter vigorously.

Risks Related to Our Business

A further or continued economic downturn could result in even greater declines in business and leisure travel and non-residential capital investment.

        Our results of operations are affected by many economic factors, including the level of economic activity in the markets in which we operate. In the car rental business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of car rental transactions. In the equipment rental business, a decline in economic activity typically results in a decline in activity in non-residential construction and other businesses in which our equipment rental customers operate and, therefore, results in a decline in the volume of equipment rental transactions. Declines in the volume of car and equipment rental could have a material adverse effect on our results of operations. In addition, in the case of a decline in car or equipment rental activity, we may reduce rental rates to meet competitive pressures, which could have a material adverse effect on our results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of our revenue earning cars and/or equipment.

        The car and equipment rental industries are significantly influenced by general economic conditions. In the final three months of 2008, both the car and equipment rental markets experienced unprecedented declines due to the precipitous slowdown in consumer spending as well as significantly reduced demand for industrial and construction equipment. The car rental industry is also significantly influenced by developments in the travel industry, and, particularly, in airline passenger traffic while the equipment rental segment, is being impacted by the difficult economic and business environment as investment in commercial construction and the industrial markets slow. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of the credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental and equipment rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars and equipment that we sold.

We face intense competition that may lead to downward pricing, or an inability to increase prices.

        The markets in which we operate are highly competitive. See "Business—Worldwide Car Rental—Competition" and "Business—Worldwide Equipment Rental—Competition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein. We believe that price is one of the primary competitive factors in the car and equipment rental markets. Although we have recently increased our pricing, our competitors, some of whom may have access to substantial capital, may seek to compete aggressively on the basis of pricing. To the extent that we have to match any of our competitors downward pricing and are not able to reduce our operating costs, it could have a material adverse impact on our results of operations. To the extent that we do not match or remain within a reasonable competitive margin of our competitors' pricing, it could also have a material adverse impact on our results of operations, as we may lose rental volume. The Internet has increased pricing transparency among car rental companies by enabling cost-conscious customers, including business travelers, to more easily obtain the lowest rates available from car rental companies for any given trip. This transparency may increase the prevalence and intensity of price competition in the future.

Our car rental business is dependent on the air travel industry.

        We estimate that approximately 70% of our worldwide car rental revenues for the twelve months ended March 31, 2009 were generated at our airport rental locations. Significant capacity reductions or airfare increases (e.g., due to capacity reduction or an increase in fuel costs) could result in reduced air travel and have a material adverse effect on our results of operations. Certain airlines have recently announced but not yet implemented capacity reductions in 2009. In addition, any event that disrupts or reduces business or leisure air travel could have a material adverse effect on our results of operations. In particular, deterioration in the economic condition of U.S. and international airlines could exacerbate reductions in air travel. Other events that impact air travel could include work stoppages, military conflicts, terrorist incidents, natural disasters, epidemic diseases, or the response of governments to any of these events. For example, shortly before the September 11, 2001 terrorist attacks, we estimated that we would earn a pre-tax profit of approximately $250 million in 2001; by contrast, our actual pre-tax profit for 2001 was only approximately $3 million, and we continued to feel the adverse effects of the attacks well into the following year. On a smaller scale, the 2003 outbreak of Severe Acute Respiratory Syndrome, or "SARS," in the Toronto, Canada area and parts of Asia, significantly reduced our 2003 results of operations in Canada. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of the credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental and equipment rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars and equipment that we sold.

Our business is highly seasonal.

        Certain significant components of our expenses, including minimum concession fees, real estate taxes, rent, insurance, utilities, maintenance and other facility-related expenses, the costs of operating our information technology systems and minimum staffing costs, are fixed in the short-run. Seasonal changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. The second and third quarters of the year have historically been our strongest quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity and/or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein.

We may not be successful in our business strategy to expand into the off-airport rental market.

        We have been increasing our presence in the off-airport car rental market in the United States. We intend to pursue profitable growth opportunities in the off-airport market. We expect to do this through a combination of selected new location openings, a disciplined evaluation of existing locations and the pursuit of same-store sales growth. In order to increase revenues at our existing and any new off-airport locations, we will need to successfully market to insurance companies and other companies that provide rental referrals to those needing cars while their vehicles are being repaired or are temporarily unavailable for other reasons, as well as to the renters themselves. This could involve a significant number of additional off-airport locations or strategic changes with respect to our existing locations. We incur minimal non-fleet costs in opening our new off-airport locations, but new off-airport locations, once opened, take time to generate their full potential revenues. As a result, revenues at new locations do not initially cover their start-up costs and often do not, for some time, cover the costs of their ongoing operation. See "Business—Worldwide Car Rental—Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein. In addition, if airline passenger traffic continues to decrease, our competitors, some of which have greater market share than we do in the off-airport rental market, may also try to increase their presence in that market, which could make it more difficult for this business strategy to succeed. The full results of this strategy and the success of our execution of this strategy will not be known for a number of years. If we are unable to grow profitably in our off-airport network, properly react to changes in market conditions or successfully market to replacement renters and the insurance companies covering the cost of their rentals, our financial condition, results of operations and cash flows could be materially adversely affected.

We face risks of increased costs of cars and of decreased profitability, including as a result of limited supplies of competitively priced cars.

        We believe we are one of the largest private sector purchasers of new cars in the world for our rental fleet, and as of March 31, 2009, our approximate average holding period for a rental car was 12 months in the United States and 10 months in our international car rental operations. In recent years, the average holding cost of new cars has increased. Our net per car vehicle depreciation costs in the United States for 2008 increased approximately 6% from our net per car depreciation costs for 2007 and increased approximately 20% in Europe year-over-year. During the three months ended March 31, 2009, our net per car vehicle depreciation costs in the United States increased approximately 3% from our net per car depreciation costs and increased approximately 19% in Europe as compared to the prior year period. We expect our net per car vehicle depreciation costs in the United States and in Europe for 2009 to be similar to 2008. We may not be able to offset these costs to a degree sufficient to be profitable in 2009.

        Historically, we have purchased more of the cars we rent from Ford than from any other automobile manufacturer. Over the five years ended December 31, 2008, approximately 36% of the cars acquired by us for our U.S. car rental fleet, and approximately 28% of the cars acquired by us for our international car rental fleet, were manufactured by Ford and its subsidiaries. During the year ended December 31, 2008, approximately 30% of the cars acquired by us domestically were manufactured by Ford and its subsidiaries and approximately 19% of the cars acquired by us for our international fleet were manufactured by Ford and its subsidiaries. During the twelve months ended March 31, 2009, approximately 25% of the cars acquired by us domestically were manufactured by Ford and its subsidiaries and approximately 18% of the cars acquired by us for our international fleet were manufactured by Ford and its subsidiaries. Under our Master Supply and Advertising Agreement with Ford, Ford has agreed to develop fleet offerings in the United States that are generally competitive with terms and conditions of similar offerings by other automobile manufacturers. The Master Supply and Advertising Agreement expires in 2010. See "Business—Relationship with Ford—Supply and Advertising Arrangements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein. We cannot assure you that we will be able to extend the Master Supply and Advertising Agreement beyond its current term or enter into similar agreements at reasonable terms. In the future, we expect to buy a smaller proportion of our car rental fleet from Ford than we have in the past. If Ford does not offer us competitive terms and conditions, and we are not able to purchase sufficient quantities of cars from other automobile manufacturers on competitive terms and conditions, then we may be forced to purchase cars at higher prices, or on terms less competitive, than for cars purchased by our competitors. Historically, we have also purchased a significant percentage of our car rental fleet from General Motors Corporation, or "General Motors." Over the five years ended December 31, 2008, approximately 23% of the cars acquired by us for our U.S. car rental fleet, and approximately 15% of the cars acquired by us for our international fleet, were manufactured by General Motors. During the year ended December 31, 2008, approximately 25% of the cars acquired by our U.S. car rental fleet, and approximately 18% of the cars acquired by us for our international fleet, were manufactured by General Motors. During the twelve months ended March 31, 2009, approximately 28% of the cars acquired by our U.S. car rental fleet, and approximately 16% of the cars acquired by us for our international fleet, were manufactured by General Motors. If Ford does not fulfill its obligations under our Master Supply and Advertising Agreement or General Motors does not fulfill its obligations under our 2009 model year arrangement, for whatever reason, including a bankruptcy filing by Ford or General Motors, this could cause a disruption in our supply of cars, may increase our average cost of new cars, could adversely impact how much we can borrow under our asset-backed financing facilities, and could require us to provide additional enhancement or collateral under our asset-backed financing facilities, any or all of which would decrease our profitability and liquidity and have a material adverse impact on our liquidity and results of operations.

        To date we have not entered into any long-term car supply arrangements with manufacturers other than Ford. In addition, certain car manufacturers, including Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us.

        Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

We face risks related to decreased acquisition or disposition of cars through repurchase and guaranteed depreciation programs.

        As of March 31, 2009, approximately 26% of the cars purchased in our combined U.S. and international car rental fleet were subject to repurchase by car manufacturers under contractual repurchase or guaranteed depreciation programs, or "program cars." Under these programs, car manufacturers agree to repurchase cars at a specified price or guarantee the depreciation rate on the cars during a specified time period, typically subject to certain car condition, mileage and holding period requirements. These repurchase and guaranteed depreciation programs limit the risk to us that the market value of a car at the time of its disposition will be less than its estimated residual value at such time. We refer to this risk as "residual risk."

        Repurchase and guaranteed depreciation programs enable us to determine our depreciation expense in advance. This predictability is useful to us, since depreciation is a significant cost factor in our operations. Repurchase and guaranteed depreciation programs are also useful in managing our seasonal peak demand for fleet, because some of them permit us to acquire cars and dispose of them after relatively short periods of time. A trade-off we face when we purchase program cars is that we typically pay the manufacturer of a program car more than we would pay to buy the same car as a non-program car. Program cars thus involve a larger initial investment than their non-program car counterparts do. If a program car is damaged and we are unable to recover the cost of the damage from our customer or another third party or the car otherwise becomes ineligible for return or sale under the relevant program, our loss upon the disposition of the car will be larger than if the car had been a non-program car, because our initial investment in the car was larger.

        Over the past five years, the percentage of our car rental fleet subject to repurchase or guaranteed depreciation programs has substantially decreased due primarily to changes in the overall terms offered by automobile manufacturers under repurchase programs. As of March 31, 2009, approximately 21% of our fleet consisted of cars purchased from Ford, of which approximately 28% were program cars and approximately 26% of our fleet consisted of cars purchased from General Motors, of which approximately 32% were program cars. In the aggregate, approximately 26% of our fleet as of March 31, 2009, consisted of program cars. Accordingly, we are now bearing increased risk relating to the residual market value and the related depreciation on our car rental fleet and must use different rotational techniques to accommodate our seasonal peak demand for cars.

        Repurchase and guaranteed depreciation programs generally provide us with flexibility to reduce the size of our fleet by returning cars sooner than originally expected without risk of loss in the event of an economic downturn or to respond to changes in rental demand. This flexibility has been reduced as the percentage of program cars in our car rental fleet has decreased materially. See "Business—Worldwide Car Rental—Fleet" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, each incorporated by reference herein.

        Our car manufacturers may fail to fulfill their obligations to repurchase or guarantee the depreciation of program cars under our current or future arrangements with them, for whatever reason including a bankruptcy filing, or in the future, car manufacturers could modify or eliminate their repurchase or guaranteed depreciation programs or change their return policies (which include condition, mileage and holding period requirements for returned cars) from one program year to another to make it disadvantageous to acquire certain cars. Any failure of our car manufacturers to fulfill their current repurchase or guaranteed obligations, or modification or elimination of such programs in the future, would increase our exposure to the risks described in the preceding paragraphs. In addition, because we obtain a substantial portion of our financing in reliance on repurchase and guaranteed depreciation programs, the failure of our car manufacturers to fulfill their current repurchase obligations, or modification or elimination of those programs in the future, or significant adverse changes in the financial condition of our car manufacturers, including a bankruptcy filing by a significant supplier, could adversely impact our outstanding asset-backed financing facilities and could in the future make vehicle-related debt financing more difficult to obtain on reasonable terms. See "—Risks Related to our Substantial Indebtedness—Our reliance on asset-backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control."

We could be harmed by a further decline in the results of operations or financial condition of the manufacturers of our cars.

        As of March 31, 2009, approximately 21% of our fleet consisted of cars purchased from Ford, of which approximately 28% were program cars and approximately 26% of our fleet consisted of cars purchased from General Motors, of which approximately 32% were program cars. In the past several years, Ford and General Motors have experienced deterioration in their operating results and significant declines in their credit ratings.

        A continued decline in the results of operations or financial condition of a manufacturer of cars that we own could reduce such cars' residual values, particularly to the extent that the manufacturer unexpectedly announced the eventual elimination of a model or nameplate or immediately ceased manufacturing them altogether. Such a reduction in residual values could cause us to sustain a loss on the ultimate sale of non-program cars, on which we bear the risk of such declines in residual value, or require us to depreciate those cars on a more rapid basis while we own them. A decline in the economic and business prospects of car manufacturers, including any economic distress impacting the suppliers of car components to manufacturers, could also cause manufacturers to raise the prices we pay for cars or reduce their supply to us.

        In addition, if a decline in results or conditions were so severe as to cause a manufacturer to default on an obligation to repurchase or guarantee the depreciation of program cars we own, or to cause a manufacturer to commence bankruptcy reorganization proceedings, and reject its repurchase or guaranteed depreciation obligations, or if any manufacturer of our cars does not fulfill its obligations under our current arrangement with them, for whatever reason, we would have to dispose of those program cars without the benefits of the associated programs. This could significantly increase our expenses. In addition, disposing of program cars following a manufacturer default or rejection of the program in bankruptcy could result in losses on cars that have become ineligible for return or sale under the applicable program. Such losses could be material if a large number of program cars were affected. For example, we estimate that if Ford Motor Company, but not its subsidiaries, had filed for bankruptcy reorganization and rejected all its commitments to repurchase program cars from us, based upon the highest number of Ford program cars we had for the twelve months ended March 31, 2009, we would have sustained material losses in the U.S., which would have been as high as $232.0 million, upon disposition of those cars. A reduction in the number of program cars that we buy would reduce the magnitude of this exposure, but it would simultaneously increase our exposure to residual value risk. See "—We face risks related to decreased acquisition or disposition of cars through repurchase and guaranteed depreciation programs."

        Any default or reorganization of a manufacturer that has sold us program cars might also leave us with a substantial unpaid claim against the manufacturer with respect to program cars that were sold and returned to the car manufacturer but not paid for, or that were sold for less than their agreed repurchase price or guaranteed value. For the twelve months ended March 31, 2009, the highest outstanding month-end receivable balance for cars sold to a single manufacturer was $249.1 million owed by General Motors. See "—We face risks of increased costs of cars and of decreased profitability, including as a result of limited supplies of competitively priced cars."

        In addition, events negatively affecting the car manufacturers, including a bankruptcy, could affect how much we may borrow under our asset-backed financing facilities. For example, under the current terms of our asset-backed financing facilities, in the event of a manufacturer event of default or bankruptcy of General Motors or Ford, in order for us to access the $825 million of availability under our Series 2008-1 variable funding notes, (1) we would need to amend the Series 2008-1 variable funding notes which may require the consent of the holders of notes of other series, (2) we would need to renegotiate certain agreements with MBIA and Ambac, (3) the manufacturer event of default would need to be cured or the bankrupt manufacturer would need to emerge from bankruptcy (as applicable) or (4) certain other conditions of agreements with Ambac and MBIA would need to be satisfied. For a detailed description of the amounts that we have available under our Senior ABL Facility and our Fleet Financing Facilities, see Note 3 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein under caption "Financial Statements and Supplementary Data." In addition to the consequences described above, events negatively affecting car manufacturers that supplies cars for our fleet could have other consequences under our asset-backed financing program. See "—Risks Related to Our Substantial Indebtedness—Our reliance on asset-backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control."

We may not be successful in implementing our strategy of reducing operating costs and our cost reduction initiatives may have other adverse consequences.

        We are implementing initiatives to reduce our operating expenses. These initiatives include headcount reductions, business process outsourcing, business process re-engineering and internal reorganization, as well as other expense controls. We cannot assure you that we will be able to implement our cost reduction initiatives successfully, or at all. For the twelve months ended March 31, 2009, we incurred $257.8 million of restructuring and restructuring related costs associated with our cost reduction initiatives, and we anticipate incurring further expenses throughout the upcoming year, some of which may be material in the period in which they are incurred.

        Even if we are successful in our cost reduction initiatives, we may face other risks associated with our plans, including declines in employee morale or the level of customer service we provide, the efficiency of our operations or the effectiveness of our internal controls. Any of these risks could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, investors or securities analysts who cover the common stock of Hertz Holdings may not agree with us that these changes are beneficial, and our stock price may decline as a result.

Our business process outsourcing initiatives may increase our reliance on third-party contractors and expose our business to harm upon the termination or disruption of our third-party contractor relationships.

        Our strategy to increase profitability by reducing our costs of operations includes the implementation of business process outsourcing initiatives. As a result, our future operations may increasingly rely on third-party outsourcing contractors to provide services that we currently perform internally. Any disruption, termination, or substandard provision of these outsourced services could adversely affect our brand, customer relationships, operating results and financial condition. Also, if a third-party outsourcing contractor relationship is terminated, there is a risk that we may not be able to enter into a similar agreement with an alternate provider in a timely manner or on terms that we consider favorable. In addition, in the event a third-party outsourcing relationship is terminated and we are unable to replace it, there is also a risk that we may no longer have the capabilities to perform these services internally.

An impairment of our goodwill and/or our indefinite-lived intangible assets could have a material non-cash adverse impact on our results of operations.

        We account for our goodwill and indefinite-lived intangible assets under Statement of Financial Accounting Standards, or "SFAS," No. 142 and review these assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable and at least annually. We have performed our annual impairment tests for goodwill and indefinite-lived intangible assets during the fourth quarter of 2008 and recorded non-cash impairment charges of $694.9 million related to our goodwill and $451.0 million related to our other intangible assets. The current economic environment had a negative impact on our results of operations in 2008 through reductions in rental volume, decreases in pricing and increases in certain costs. In addition, decreases in our stock price have resulted in a reduced market capitalization which may not recover in the short-term. We have taken a number of actions as described elsewhere in this filing to mitigate the impact of these negative factors on our projected future cash flows. However, the global economy could continue to deteriorate and our planned actions may not be sufficient to allow us to maintain consistent levels of cash flows as currently projected. If such further economic deterioration occurs, we may be required to record additional charges for goodwill and/or indefinite-lived intangible asset impairments in the future, which could have a material adverse non-cash impact on our results of operations.

Significant increases in fuel costs or reduced supplies of fuel could harm our business.

        According to the U.S. Energy Information Administration, from 2007 to 2008, the average retail cost of a gallon of gasoline in the United States increased 15.9%. While a 42.5% decrease is projected over the course of 2009, fuel prices have been volatile recently, and could fluctuate severely and/or increase overall in 2009. Significant increases in fuel prices, fluctuations in fuel supplies or imposition of mandatory allocations or rationing of fuel, which are affected by a number of factors beyond our control, could negatively impact our car rental business by directly discouraging consumers from renting cars or disrupting air travel, on which a significant portion of our car rental business relies. In addition, significant increases in fuel prices or reduction in fuel supplies could negatively impact our equipment rental business by increasing the cost of buying new equipment, since fuel is used in the manufacturing process and in delivering equipment to us, and by reducing the mobility of our fleet, due to higher costs to us of transporting equipment between facilities or regions. Significant increases in fuel prices also negatively impact the air travel industry, which in turn impacts our car rental business. See "—Our car rental business is dependent on the air travel industry." Significant increases in fuel prices or a severe or protracted disruption in fuel supplies could have a material adverse effect on our financial condition and results of operations.

Manufacturer safety recalls could create risks to our business.

        Our cars may be subject to safety recalls by their manufacturers. Under certain circumstances, the recalls may cause us to attempt to retrieve cars from renters or to decline to re-rent returned cars until we can arrange for the steps described in the recalls to be taken. If a large number of cars are the subject of simultaneous recalls, or if needed replacement parts are not in adequate supply, we may not be able to re-rent recalled cars for a significant period of time. We could also face liability claims if recalls affect cars that we have already sold. Depending on the severity of the recall, it could materially adversely affect our revenues, create customer service problems, reduce the residual value of the cars involved and harm our general reputation.

We face risks arising from our heavy reliance on communications networks and centralized information technology systems.

        We rely heavily on information technology systems to accept reservations, process rental and sales transactions, manage our fleets of cars and equipment, account for our activities and otherwise conduct our business. We have centralized our information technology systems in two redundant facilities in Oklahoma City, Oklahoma, and we rely on communications service providers to link our systems with the business locations these systems serve. A simultaneous loss of both facilities, or a major disruption of communications between the systems and the locations they serve, could cause a loss of reservations, interfere with our ability to manage our fleet, slow rental and sales processes and otherwise materially adversely affect our ability to manage our business effectively. If we outsource key business processes in the future, the outsourcing service providers may concentrate their activities on our behalf at a small number of locations, entailing similar or potentially even greater risks. Our systems back-up plans, business continuity plans and insurance programs are designed to mitigate such a risk, but they do not eliminate it. In addition, because our systems contain information about millions of individuals and businesses, our failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenues, increased costs and other material adverse effects on our results of operations.

The concentration of our reservations, accounting and information technology functions at a limited number of facilities in Oklahoma, Alabama and Ireland creates risks for us.

        We have concentrated our reservations functions for the United States in two facilities, one in Oklahoma City, Oklahoma, and one in Saraland (Mobile County), Alabama, and we have concentrated our accounting functions for the United States in two facilities in Oklahoma City. We plan to close the Saraland facility in mid-2009. We have concentrated reservations and accounting functions for our European operations in a single facility near Dublin, Ireland. In addition, our major information technology systems are centralized in two of our facilities in Oklahoma City. A disruption of normal business at any of our principal facilities in Oklahoma City, Saraland or Dublin, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities. If we outsource key business processes in the future, the outsourcing service providers may concentrate their activities on our behalf at a small number of locations, entailing similar or potentially greater risks. Our systems designs, business continuity plans and insurance programs are designed to mitigate those risks, but do not eliminate them, and this is particularly true with respect to events of broad geographic impact. In addition, there can be no assurance such risks will be successfully mitigated.

Claims that the software products and information technology systems that we rely on are infringing on the intellectual property rights of others could increase our expenses or inhibit us from offering certain services.

        A number of entities, including some of our competitors, have sought, or may in the future obtain, patents and other intellectual property rights that cover or affect software products and other components of information technology systems that we rely on to operate our business. For example, Enterprise Rent-A-Car Company, or "Enterprise," has previously asserted that certain systems we use to conduct insurance replacement rentals would infringe on patent rights that it has been granted.

        Litigation may be necessary to determine the validity and scope of third-party rights or to defend against claims of infringement. If a court determines that one or more of the software products or other components of information technology systems we use infringe on intellectual property owned by others or we agree to settle such a dispute, we may be liable for monetary damages. In addition, we may be required to obtain licenses from the owners of the intellectual property, redesign those products and components in such a way as to avoid infringement or cease altogether the use of those products and components. Each of these alternatives could increase our expenses materially or impact the marketability of our services. Any litigation, regardless of the outcome, could result in substantial costs and diversion of resources and could have a material adverse effect on our business. In addition, a third-party intellectual property owner might not allow us to use its intellectual property at any price, or on terms acceptable to us, which could materially affect our competitive position and our results of operations. For example, if Enterprise were to pursue and prevail on claims of infringement similar to those it has previously asserted, it could have a material adverse effect on our insurance replacement business and, in turn, our off-airport business. We have already commenced litigation against Enterprise with respect to its patents and claims it has made. See "—Legal Proceedings" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

The misuse or theft of information we possess could harm our brand, reputation or competitive position or give rise to material liabilities.

        We possess non-public information with respect to millions of individuals, including our customers and our current and former employees, and thousands of businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome. See "—Changes in the U.S. and foreign legal and regulatory environment that impact our operations, could disrupt our business or increase our expenses."

If we acquire any businesses in the future, they could prove difficult to integrate or disrupt our business.

        We intend to pursue the growth of our business and from time to time consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

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  potential disruption of our ongoing business and distraction of management;

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  difficulty integrating the acquired business; and

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  exposure to unknown liabilities, including litigation against the companies we may acquire.

        If we make acquisitions in the future, acquisition-related accounting charges may affect our financial condition and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

We face risks related to changes in our ownership.

        A substantial number of our airport concession agreements, as well as certain of our other agreements with third parties, require the consent of the airports' operators or other parties in connection with any change in ownership of us. Changes in ownership of us could also require the approval of other governmental authorities (including insurance regulators, regulators of our retail used car sales activities and antitrust regulators), and we cannot offer assurance that those approvals would be obtained on terms acceptable to us. If our owners were to proceed to change their ownership of us without obtaining necessary approvals, or if significant conditions on our operations were imposed in connection with obtaining such approvals, our ability to conduct our business could be impaired, resulting in a material adverse effect on our results of operations and financial condition. In September 2008, Bank of America announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity. This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by Merrill Lynch Global Private Equity and certain of its affiliates. See "The Sponsors currently control us and may have conflicts of interest with us in the future."

We face risks related to liabilities and insurance.

        Our businesses expose us to claims for personal injury, death and property damage resulting from the use of the cars and equipment rented or sold by us and for workers' compensation claims and other employment-related claims by our employees. Currently, we generally self-insure up to $10 million per occurrence in the United States and Europe for vehicle and general liability exposures and maintain insurance with unaffiliated carriers in excess of such levels up to $200 million per occurrence for the current policy year, or in the case of equipment rental in Europe and international operations outside of Europe, in such lower amounts as we deem adequate given the risks. We cannot assure you that we will not be exposed to uninsured liability at levels in excess of our historical levels resulting from multiple payouts or otherwise, that liabilities in respect of existing or future claims will not exceed the level of our insurance, that we will have sufficient capital available to pay any uninsured claims or that insurance with unaffiliated carriers will continue to be available to us on economically reasonable terms or at all. See "Business—Risk Management" and "Legal Proceedings" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

We could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate.

        We participate in various "multiemployer" pension plans administered by labor unions representing some of our employees. We make periodic contributions to these plans to allow them to meet their pension benefit obligations to their participants. In the event that we withdraw from participation in one of these plans, then applicable law could require us to make an additional lump-sum contribution to the plan, and we would have to reflect that as an expense in our consolidated statement of operations and as a liability on our consolidated balance sheet. Our withdrawal liability for any multiemployer plan would depend on the extent of the plan's funding of vested benefits. In the ordinary course of our renegotiation of collective bargaining agreements with labor unions that maintain these plans, we may decide to discontinue participation in a plan, and in that event, we could face a withdrawal liability. Some multiemployer plans, including one in which we participate, are reported to have significant underfunded liabilities. Such underfunding could increase the size of our potential withdrawal liability.

We have received an informal request from the SEC to provide information about car rental services that we provide to our independent registered public accounting firm in the ordinary course of business.

        In July 2005, the Division of Enforcement of the SEC informed us that it was conducting an informal inquiry and asked Hertz to voluntarily provide documents and information related to car rental services that we provide to our independent registered public accounting firm, PricewaterhouseCoopers LLP, or "PwC." The SEC noted in its letter that the inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred, or as a reflection upon any person, entity or security. We cooperated with the SEC by providing it with certain requested information in July and September 2005. Since then, we have received no further requests from the SEC with respect to this informal inquiry, but neither have we been advised that it has been closed.

        After learning of this informal inquiry, our audit committee and representatives of PwC discussed PwC's independence with respect to us. PwC reconfirmed that it has been and remains independent with respect to us. In making this determination, PwC considered, among other things, its belief that PwC's arrangements with us represent arm's-length transactions that were negotiated in the normal course of business, and, therefore, that the commercial relationship does not impair PwC's independence with respect to us. If the SEC were to take a different view and it were ultimately determined that PwC was not independent with respect to us for certain periods, our filings with the SEC which contain our consolidated financial statements for such periods would be non-compliant with applicable securities laws. A determination that PwC was not independent with respect to us could, among other things, cause us to be in violation of, or in default under, the instruments governing our indebtedness and airport concession agreements, limit our access to capital markets and result in regulatory sanctions. Also, in the event of such a determination, we may be required to have independent audits conducted on our previously audited financial statements by another independent registered public accounting firm for the affected periods. The time involved to conduct such independent audits may make it more difficult to obtain capital on favorable terms, or at all, pending the completion of such audits. Any of the foregoing could have a material adverse effect on our results of operations, liquidity and financial condition, the trading prices of our securities and the continued eligibility for listing of our common stock on the NYSE.

Environmental laws and regulations and the costs of complying with them, or any liability or obligation imposed under them, could adversely affect our financial position, results of operations or cash flows.

        We are regulated by federal, state, local and foreign environmental laws and regulations in connection with our operations, including, among other things, with respect to the ownership and operation of tanks for the storage of petroleum products, such as gasoline, diesel fuel and motor and waste oils. We have established a compliance program for our tanks that is intended to ensure that the tanks are properly registered with the state or other jurisdiction in which the tanks are located and have been either replaced or upgraded to meet applicable leak detection and spill, overfill and corrosion protection requirements. However, we cannot assure you that these tank systems will at all times remain free from undetected leaks or that the use of these tanks will not result in significant spills.

        We have made, and will continue to make, expenditures to comply with environmental laws and regulations, including, among others, expenditures for the cleanup of contamination at or emanating from, currently and formerly owned and leased properties, as well as contamination at other locations at which our wastes have reportedly been identified. We cannot assure you that compliance with existing or future environmental legislation and regulations will not require material expenditures by us or otherwise have a material adverse effect on our consolidated financial position, results of operations or cash flows. See "Business—Governmental Regulation and Environmental Matters" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

Changes in the U.S. and foreign legal and regulatory environment that impact our operations, could disrupt our business or increase our expenses.

        We are subject to a wide variety of laws and regulations in the United States and the other countries and jurisdictions in which we operate, and changes in the level of government regulation of our business have the potential to materially alter our business practices or our profitability. Depending on the jurisdiction, those changes may come about through new legislation, the issuance of new laws and regulations or changes in the interpretation of existing laws and regulations by a court, regulatory body or governmental official. Sometimes those changes may have not just prospective but also retroactive effect, which is particularly true when a change is made through reinterpretation of laws or regulations that have been in effect for some time. Moreover, changes in regulation that may seem neutral on their face may have either more or less impact on us than on our competitors, depending on the circumstances.

        The optional liability insurance policies and products providing insurance coverage in our domestic car rental operations are conducted pursuant to limited licenses or exemptions under state laws governing the licensing of insurance providers. In our international car rental operations, our offering of optional products providing insurance coverage historically has not been regulated. Any changes in the law in the United States or internationally that change our operating requirements with respect to insurance could increase our costs of compliance or make it uneconomical to offer such products, which would lead to a reduction in revenues. For instance, in the countries of the European Union, the regulatory environment for insurance intermediaries is evolving, and we cannot assure you either that we will be able to continue offering such coverage without substantial changes in our offering process or in the terms of the coverage or that such changes, if required, would not render uneconomic our continued offering of the coverage. Due to a change in law in Australia, we have discontinued sales of insurance products there. See "Business—Risk Management," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein, for further discussion regarding how changes in the regulation of insurance intermediaries may affect us internationally.

        Laws in many countries and jurisdictions limit the types of information we may collect about individuals with whom we deal or propose to deal, as well as how we collect, retain and use the information that we are permitted to collect. In addition, the centralized nature of our information technology systems requires the routine flow of information about customers and potential customers across national borders, particularly into the United States. In the future, if we elect to outsource work that involves the processing of such information, that information may flow into other countries, some of which do not possess developed legal regimes relating to privacy and data security. If this flow of information were to become illegal, or subject to onerous restrictions, our ability to serve our customers could be seriously impaired for an extended period of time. Other changes in the regulation of customer privacy and data security could likewise have a material adverse effect on our business. Privacy and data security are rapidly evolving areas of regulation, and additional regulation in those areas, some of it potentially difficult for us to accommodate, is frequently proposed and occasionally adopted. Thus, changes in the worldwide legal and regulatory environment in the areas of customer privacy, data security and cross-border data flows could have a material adverse effect on our business, primarily through the impairment of our marketing and transaction processing activities.

        Further, the substantive regulation of the rates we charge car renters, either through direct price regulation or a requirement that we disregard a customer's source market (location or place of residence) for rate purposes, could reduce our revenues or increase our expenses. We set rates based on a variety of factors including the sources of rental reservations geographically and the means through which the reservations were made, all of which are in response to various market factors and costs. The European Commission had issued, but has since withdrawn, a directive that could have restricted our ability to take into account the country of residence of European Union residents for rate purposes, and bills have periodically been introduced into the New York State legislature that would seek to prohibit us from charging higher rates to renters residing in certain boroughs of New York City. The adoption of any such measures could have a material adverse impact on our revenues and results of operations.

        In most places where we operate, we pass through various expenses, including the recovery of vehicle licensing costs and airport concession fees, to our rental customers as separate charges. In the last five years, such pass-throughs have been questioned by several State Attorneys General and class actions had previously been filed in four states challenging the propriety of certain pass-throughs. We believe that our expense pass-throughs, where imposed, are properly disclosed and are lawful, and expense pass-throughs have, when challenged, been upheld in court. Nonetheless, we cannot offer assurances that other State Attorneys General will not take enforcement action against us with respect to our car rental expense pass-throughs, or that our pass-throughs will not be the subject of other class action litigation. If such action were taken and an Attorney General or class action plaintiff were to prevail, it could have a material adverse impact on our revenues and results of operations. In the United States, our revenues from car rental expense pass-throughs for the year ended December 31, 2008 and the three months ended March 31, 2009, were approximately $336.9 million and $70.0 million, respectively.

The Sponsors currently control us and may have conflicts of interest with us in the future.

        Clayton, Dubilier & Rice Fund VII, L.P. and related funds, Carlyle Partners IV, L.P. and related funds and ML Global Private Equity Fund, L.P. and related funds (together with certain of their affiliates) currently beneficially own approximately 18.6%, 18.3% and 18.1%, respectively, of the outstanding shares of the common stock of Hertz Holdings. In the event that the Private Offering is completed, these funds would collectively hold approximately            % of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of the notes or the exercise by the underwriters of their option to purchase additional shares in the concurrent Public Offering). In September 2008, Bank of America announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity. This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by Merrill Lynch Global Private Equity and certain of its affiliates. These funds and Hertz Holdings are parties to a Stockholders Agreement, pursuant to which the funds have agreed to vote in favor of nominees to our board of directors nominated by the other funds. As a result, the Sponsors control us, and will continue to have significant influence over matters requiring stockholder approval and our policy and affairs so long as they continue to hold a significant amount of our common stock. The Sponsors therefore have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such a transaction is in their own best interests. See "Certain Relationships and Related Transactions, and Director Independence" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

        Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities and other corporate opportunities that may be complementary to our business and, as a result, those opportunities may not be available to us. Any competition could intensify if an affiliate or subsidiary of one or more of the Sponsors were to enter into or acquire a business similar to our car rental or equipment rental operations. Given that we are not wholly-owned by any one of the three Sponsors, the Sponsors may be inclined to direct relevant corporate opportunities to entities which they control individually rather than to us. So long as investment funds associated with or designated by the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if that amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions. While we have adopted a code of ethics and business conduct that applies to all of our directors, it does not preclude the Sponsors from becoming engaged in businesses that compete with us or preclude our directors from taking advantage of business opportunities other than those made available to them through the use of their position as directors or the use of our property. In addition, our amended and restated certificate of incorporation provides that the Sponsors are under no obligation to communicate or offer any corporate opportunity to us, even if such opportunity might reasonably have been expected to be of interest to us or our subsidiaries. See Note 14 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein under caption "Financial Statements and Supplementary Data."

CONCURRENT OFFERING OF COMMON STOCK

        Concurrently with this offering, we are offering 40,000,000 shares of our common stock (or a total of 46,000,000 shares of our common stock if the underwriters exercise their option to purchase additional shares with respect to that offering in full) in the common stock offering, which will be an underwritten public offering pursuant to a separate prospectus supplement.

        We expect to raise approximately $             million in net proceeds from this offering and the common stock offering, after deducting the underwriting discounts and commissions and before estimated offering expenses payable by us, assuming no exercise of the underwriters' options to purchase additional securities with respect to either offering. However, amounts sold in each offering may increase or decrease based on market conditions relating to the particular securities. See "Use of Proceeds" in this prospectus supplement.

        This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of the common stock offered in the common stock offering. This offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this offering. We cannot assure you that we will complete the common stock offering.

        Unless we specifically state otherwise, the information in this prospectus supplement assumes the completion of the common stock offering and the Private Offering and that the underwriters for the common stock offering do not exercise their option to purchase additional shares and that the underwriters for this offering do not exercise their over-allotment option to purchase additional notes.

CONCURRENT PRIVATE OFFERING

        Substantially concurrent with this offering and the public common stock offering, investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group, which together with investment funds associated with Merrill Lynch Global Private Equity, currently own approximately 55% of our outstanding common stock, are expected to purchase from us an aggregate of at least $150 million of our common stock in the Private Offering at a purchase price per share equal to the price per share paid by the public in the public common stock offering, less the underwriting discounts and commissions payable to the underwriters in the public common stock offering. After completion of the Private Offering, the sponsors would collectively hold approximately            % of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of the notes). The Private Offering, if completed, is expected to close in the second quarter of 2009 after we have complied with legal obligations to deliver certain information related to the approval of the Concurrent Private Offering by holders of a majority of our outstanding common stock by written consent.

        The Private Offering is contingent upon the completion of the public common stock offering, but is not conditioned upon the completion of this offering.

USE OF PROCEEDS

        Our net proceeds from this offering are estimated to be approximately $         million (or $         million if the underwriters' option to purchase additional notes is exercised in full) after deducting underwriting discounts and estimated offering expenses. The net proceeds to us from this offering, as well as the proceeds to us of the common stock offering and the Private Offering, are expected to be used to increase our liquidity and for general corporate purposes, including the repayment of consolidated debt.

CAPITALIZATION

        The following table shows our consolidated cash and equivalents and capitalization as of March 31, 2009:

  •
  on an actual basis;

  •
  as adjusted to give effect to the issuance and sale of $250 million aggregate principal amount of notes in this offering and application of the net proceeds therefrom, after deducting the estimated underwriting discount and offering expenses;

  •
  as adjusted to give effect to the issuance and sale of the notes in this offering (as described above), and the issuance and sale of 40 million shares of our common stock at a public price of $      per share in the common stock offering and the application of the net proceeds therefrom, after deducting the estimated underwriting discount and offering expenses; and

  •
  as further adjusted to give effect to the issuance and sale of an aggregate of 20 million shares of our common stock to one or more of the Sponsors in the Private Offering at a price of $      per share and application of the net proceeds therefrom, after deducting the estimated expenses of the Private Offering.

        This information should be read in conjunction with our unaudited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is incorporated by reference herein.

	As of March 31, 2009 (Unaudited)
	(Dollars in thousands)
	Actual	As Adjusted for this Offering(1)(2)	As Further Adjusted for the Concurrent Common Stock Offering(2)	As Further Adjusted for the Private Offering(2)
Cash and equivalents	$557,071	$	$	$

Total debt
Fleet debt(1)	$5,191,811	$	$	$
Corporate debt(2)	4,500,813

Total debt (including current portion)	9,692,624

Stockholders' equity
Common stock, par value $0.01 per share, 2,000,000,000 shares authorized; 323,374,461 shares outstanding (actual) and 363,374,461 and 383,374,461 shares outstanding (as adjusted)	3,234
Additional paid-in capital	2,513,095
Accumulated deficit	(1,099,805)
Accumulated other comprehensive loss	(126,396)

Total Hertz Global Holdings, Inc. and Subsidiaries stockholders' equity	1,290,128

Noncontrolling interest	17,953

Total equity	1,308,081

Total Capitalization	$11,000,705	$	$	$

(1)
We adopted FSP APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements)" ("FSP APB 14-1"). Proceeds from this offering will be allocated between debt and equity based on FSP APB 14-1. The debt component will have a discount of $72.8 million, reducing the outstanding debt balance and increasing "Additional paid-in capital" by $45.1 million, net of tax.

(2)
The net proceeds of this offering and the concurrent common stock offering and the Private Offering are included in "Cash and equivalents."

DESCRIPTION OF THE NOTES

        The notes are a series of "senior debt securities" described in the accompanying prospectus. The notes will be issued under an indenture to be dated as of                        , 2009 (the "indenture"), between us and Wells Fargo Bank, National Association, as trustee. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes in the accompanying prospectus. These descriptions are summaries of the material provisions of the notes and the indenture. We have filed a form of the indenture with respect to the notes as an exhibit to the registration statement of which the accompanying prospectus forms a part.

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

        For purposes of this description, references to "we," "our," "us" and "the Company" refer only to Hertz Global Holdings, Inc. and not to its subsidiaries.

Brief description of the Notes

        The notes will:

  •
  be limited to $250,000,000 principal amount (or a total of $287,500,000 principal amount with the underwriters' exercise of their over-allotment option in full);

  •
  bear interest at a rate of                        % per year, payable semi-annually in arrears, on June 1 and December 1 of each year, commencing on June 1, 2009;

  •
  be our general unsecured senior obligations, ranking equally in right of payment with all of our existing and future senior unsecured debt, if any, and senior in right of payment to all of our indebtedness that is contractually subordinated to the notes, if any. The notes will be effectively junior to our existing and future secured debt, if any, to the extent of the value of the assets securing such debt and structurally subordinated in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries;

  •
  be convertible by you at any time on or prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, only upon satisfaction of one of the conditions for conversion, as described under "—Conversion Rights," into shares of our common stock initially based on a conversion rate of                        shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price (as defined below) of approximately $                        per share of our common stock. As described under "—Conversion Procedures—Settlement upon Conversion," we may choose to pay shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations upon conversion of the notes. In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares;

  •
  be subject to repurchase by us, at your option, if a fundamental change (as defined under "—Repurchase at the Option of the Holder upon a Fundamental Change") occurs, at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date; and

  •
  mature on June 1, 2014, unless earlier converted or repurchased by us at your option upon a fundamental change.

        Other than restrictions described under "—Repurchase at the Option of the Holder upon a Fundamental Change" and "—Consolidation, Merger and Sale of Assets" below, and except for the provisions set forth under "—Adjustment to Conversion Rate upon Conversion upon Make-Whole Fundamental Changes," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in any credit rating that may have been assigned to the notes as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities.

        We are a holding company and substantially all of our assets are owned by our subsidiaries and substantially all of our operations are conducted through our subsidiaries. As a result, substantially all of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us, in the form of dividends or other transfers. Our subsidiaries are separate and distinct legal entities and none of our subsidiaries will guarantee our obligations under, or have any obligations to pay any amount due on, the notes. As a result, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade payables. Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and indebtedness of our subsidiary senior to that held by us. In addition, our subsidiaries are not prohibited from incurring additional debt or other liabilities. If our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. As of March 31, 2009, we had approximately $9.7 billion of outstanding indebtedness on a consolidated basis ($6.6 billion of which was secured), all of which was indebtedness of our subsidiaries. At March 31, 2009, our subsidiaries could have borrowed an additional $1.4 billion under our credit facilities.

        No sinking fund is provided for the notes and the notes will not be subject to defeasance.

        The notes initially will be issued in book-entry form only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or "DTC," or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see "—Form, Denomination and Registration" below.

        If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at the office of the security registrar, which will initially be the office or agency of the trustee in New York City. However, we or the trustee may require the holder to pay a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of notes.

        We may also from time to time repurchase the notes in open-market purchases or privately negotiated transactions without prior notice to holders.

Payment at Maturity

        On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with accrued and unpaid interest to, but not including, the maturity date, unless earlier converted or repurchased by us at the holder's option upon a fundamental change. With respect to global notes, principal and interest will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest will be payable at the office of the paying agent for the notes in New York City, which initially will be the office or agency of the trustee in New York City.

Interest

        The notes will bear interest at a rate of                        % per year. Interest will accrue from                        , 2009, which is the date of issuance, or from the most recent date to which interest has been paid or duly provided for. We will pay interest semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2009 to the person in whose name a note is registered (the "holder of record") at 5:00 p.m., New York City time, on the preceding May 15 or November 15, respectively. However, there are two exceptions to the preceding sentence:

  •
  we will not pay in cash accrued interest on any notes when they are converted, except as described under "—Conversion Rights"; and

  •
  on the maturity date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount (which may or may not be the holder of record on the relevant record date).

        We will pay interest on:

  •
  global notes to DTC in immediately available funds;

  •
  any certificated notes having a principal amount of less than $5,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described under "—Payment at maturity;" and

  •
  any certificated notes having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holders of those notes duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under "—Payment at maturity."

        Interest on the notes for a full interest period will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the notes for any period other than a full interest period will be computed on the basis of the actual number of days elapsed during the period and a 365-day year. If a payment date is not a business day, payment will be made on the next succeeding business day and no additional interest will accrue thereon.

        "Business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

        All references to "interest" in this prospectus supplement are deemed to include additional interest, if any, that accrues in connection with our failure to comply with our reporting obligations under the indenture, if applicable, as described under "—Events of default; notice and waiver."

Conversion Rights

        Subject to the conditions described below under the headings "—Conversion Based on Common Stock Price," "—Conversion upon Satisfaction of Trading Price Condition," "—Conversion upon specified distributions to holders of our common stock or specified corporate transactions" and "—Conversion During the Period Commencing on March 1, 2014 to Maturity," holders may convert each of their notes at an initial "conversion rate" of                        shares of common stock per $1,000 in principal amount of notes (equivalent to an initial "conversion price" of approximately

$                        per share of our common stock) at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. A holder may convert fewer than all of such holder's notes so long as the notes converted are a whole multiple of $1,000 in principal amount.

        As described under "—Conversion Procedures—Settlement upon Conversion," we may choose to pay shares of our common stock, cash or a combination of cash and shares of our common stock upon conversion. We will from time to time make an election with respect to the method we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different method of settlement. We may not elect a different method of settlement after the 35th scheduled trading day preceding the maturity date. We have a policy of settling conversion of the notes using "combination settlement" (as defined below) with a "fixed dollar amount" (as defined below) equal to $1,000 per $1,000 in principal amount of the notes.

        The conversion rate and the corresponding conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

        "Scheduled trading day" means any day that is scheduled to be a trading day (as defined below) on the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading or, if our common stock is not listed or admitted for trading on any exchange or market, a business day.

        Except as provided below, upon conversion, you will not receive any separate payment representing accrued and unpaid interest, if any, on the notes. Our settlement of conversions as described below under "—Conversion Procedures—Settlement upon Conversion" will be deemed be payment in full of the principal amount of the notes so converted and accrued and unpaid interest on such notes to, but not including, the conversion date.

        If you convert your notes after 5:00 p.m., New York City time, on a regular record date for an interest payment date but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest accrued and unpaid on your notes notwithstanding your conversion of those notes prior to the interest payment date, assuming you were the holder of record on the corresponding record date. If you surrendered your notes for conversion during the period from and after 5:00 p.m., New York City time, on any regular record date to 9:00 a.m. New York City time, on the immediately following interest payment date, whether or not you were the holder of record on the relevant date, you must pay us an amount in cash equal to the interest that has accrued and will be paid on the notes being converted on the corresponding interest payment date. The foregoing sentence shall not apply to notes surrendered for conversion:

  •
  after 5:00 p.m., New York City time, on May 15, 2014, which is the regular record date for the final interest payment date;

  •
  during the period commencing on the date we give notice of a fundamental change pursuant to "—Conversion upon Specified Distributions to Holders of our Common Stock or Specified Corporate Transactions" to, and including, the second trading day immediately preceding the fundamental change repurchase date; or

  •
  with respect to any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such notes.

        We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will deliver cash, as described under "—Conversion Procedures—Settlement upon Conversion—Fractional Shares."

        If you have submitted any or all of your notes for repurchase, unless you have withdrawn such notes in a timely fashion, your conversion rights on the notes so subject to repurchase will expire at 5:00 p.m., New York City time, on the second scheduled trading day preceding the fundamental change repurchase date, unless we default in the payment of the repurchase price. If you have submitted any or all of your notes for repurchase, such notes may be converted only if you submit a withdrawal notice, and if the notes are evidenced by a global note, you must comply with appropriate DTC procedures.

Adjustments of a Sum of Shares or Average Prices

        Whenever any provision of the indenture requires us to calculate a number of shares of common stock equal to a sum or an average of the last reported sale price over multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period from which the sum or average is to be calculated.

Conversion Based on Common Stock Price

        A holder may surrender notes for conversion in any calendar quarter commencing at any time after June 30, 2009 and only during such calendar quarter, if the last reported sale price of our common stock for at least 20 trading days during the 30 consecutive trading-day period ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the applicable conversion price per share of our common stock on the last day of such immediately preceding calendar quarter, which we refer to as the "conversion trigger price."

        The conversion trigger price immediately following issuance of the notes is $                        , which is 130% of the initial conversion price per share of our common stock. The foregoing conversion trigger price assumes that no events have occurred that would require an adjustment to the conversion rate as described below under "—Conversion Rate Adjustments."

        The "last reported sale price" of our common stock on any date means:

  •
  the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the last average ask prices) on that date as reported by the New York Stock Exchange; or

  •
  if our common stock is not listed for trading on the New York Stock Exchange, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded; or

  •
  if our common stock is not listed for trading on a U.S. national or regional securities exchange, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) for our common stock on that date as reported by the OTC Bulletin Board; or

  •
  if not so reported by the OTC Bulletin Board, the last quoted bid price for our common stock in the over-the-counter market on that date as reported by Pink OTC Market Inc. or similar organization; or

  •
  if our common stock is not so quoted by Pink OTC Market Inc. or similar organization, the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from a nationally recognized independent investment banking firm, which may be one of the underwriters, selected by us for this purpose.

        The last reported sale price of our common stock will be determined without reference to extended or after-hours trading. If, during a period applicable for calculating the last reported sale price of our common stock, an event occurs that requires an adjustment to the conversion rate, the last reported sale price shall be calculated for such period in a manner determined by us to appropriately reflect the impact of such event on the price of our common stock during such period.

        For purposes of determining whether this conversion contingency has been triggered, "trading day" means a day during which:

  •
  the New York Stock Exchange is open for trading, or if our common stock is not listed for trading on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which our common stock is listed is open for trading, or if our common stock is not so quoted or listed, any business day; and

  •
  there is no market disruption event.

        For purposes of determining whether this conversion contingency has been triggered, "market disruption event" means, if our common stock is listed for trading on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on the relevant exchange on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

        Whenever the notes shall become convertible upon satisfaction of this condition to conversion, we will notify holders, the trustee and the conversion agent promptly. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

Conversion upon Satisfaction of Trading Price Condition

        A holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any 10 consecutive trading-day period (the "measurement period") in which the "trading price" (as defined below) per $1,000 in principal amount of notes, as determined by us (or at our request, the conversion agent) following a request by a holder in accordance with the procedures described below, for each day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by us or the bid solicitation agent for $5,000,000 aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include any or all of the underwriters; provided that, if only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If we or the bid solicitation agent, as applicable, cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of the notes or in our reasonable judgment the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 in principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error.

        In connection with any conversion upon satisfaction of the above trading price condition, the bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination in writing; and we shall have no obligation to determine the trading price of the notes or make such request, as applicable, unless a holder of a note provides us with written notice which includes reasonable evidence that the trading price per $1,000 in principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Promptly after receiving such evidence, we shall determine, or instruct the bid solicitation agent to determine, as applicable, the trading price of the notes in the manner described above beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and applicable conversion rate. The trustee will initially act as the bid solicitation agent.

        Whenever the notes shall become convertible upon satisfaction of this condition to conversion, we will notify holders, the trustee and the conversion agent promptly. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

Conversion upon Specified Distributions to Holders of our Common Stock or Specified Corporate Transactions

        If we elect to:

  •
  distribute to all or substantially all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 calendar days after the date of the distribution, shares of our common stock at a price per share less than the average last reported sale prices of our common stock over the ten consecutive trading-day period ending on and including the trading day immediately preceding the declaration date for such distribution; or

  •
  distribute to all or substantially all holders of our common stock our assets, debt securities or certain rights to purchase our securities (excluding distributions described in clause (1) or (2) under "—Conversion Rate Adjustments—Adjustment Events" and other than pursuant to a stockholders' rights plan), which distribution has a per share fair market value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the five consecutive trading days immediately preceding the declaration date for such distribution, we must notify the holders of the notes, the trustee and the conversion agent at least 35 business days prior to the "ex-dividend date" (as defined below) for such distribution. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or (ii) our announcement that such distribution will not take place. The "ex-dividend date" is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of our common stock to its buyer. You may not exercise this conversion right if you may participate in the relevant distribution described above as a result of holding the notes on a basis equivalent to a holder of a number of shares of our common stock equal to the principal amount of your notes divided by the applicable conversion price.

        If an event constituting a "fundamental change" (as defined below) occurs, a holder may surrender notes for conversion at any time beginning on the business day following the effective date of such event until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the repurchase date corresponding to such event. In addition, if an event constituting a "make-whole fundamental change" (as defined below) occurs, a holder may be entitled to receive an increase in the conversion rate in the form of "additional shares" (as defined below) upon any conversion as described below under "—Adjustment to Conversion Rate upon Conversion upon Make-Whole Fundamental Change". If an event constituting a make-whole fundamental change occurs, a holder may surrender notes for conversion at any time beginning on the business day following the effective date of such event until 5:00 p.m., New York City time, on the 35th trading day after the effective date of the event. We must notify holders, the trustee and the conversion agent of the anticipated occurrence of such fundamental change or make-whole fundamental change no later than the effective date of such fundamental change. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

Conversion During the Period Commencing on March 1, 2014 to Maturity

        Notwithstanding anything herein to the contrary, a holder may surrender the notes for conversion at any time on or after March 1, 2014, until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date.

Conversion Procedures

Procedures to be Followed by a Holder

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and all taxes or duties, if any.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        The date you comply with all of these requirements is the "conversion date" under the indenture.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax imposed by any taxing jurisdiction within the United States that is due on the issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax. We will not be required to make any payment with respect to any other tax, assessment or governmental charge.

        If a holder has already delivered a repurchase notice as described under "—Repurchase at the Option of the Holder upon a Fundamental Change" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Settlement upon Conversion

        We may elect to pay shares of our common stock, cash or a combination of cash and shares of our common stock in satisfaction of our obligations upon conversion of the notes.

        We will from time to time make an election with respect to the method we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different method of settlement with a fixed dollar amount equal to $1,000 per $1,000 in principal amount on the notes. We have a policy of settling conversions of the notes using combination settlement. If we choose to elect a different method of settlement of our conversion obligation in the future, we will provide to all holders of the notes, the trustee and the conversion agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method; provided, however, that in no event will we notify a converting holder of a settlement method applicable to its conversion after the second trading day immediately following the related conversion date (or, if earlier, March 1, 2014 if, in respect of any conversion, we have not previously made an election with respect to the settlement method we choose in respect of our conversion obligation, we shall be deemed to have elected to settle such conversion using combination settlement). Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website. We may not elect a different method of settlement after the 35th scheduled trading day preceding the maturity date, which is April 10, 2014.

        We will treat all holders of notes converting on the same trading day in the same manner. Except for all conversions that occur on or after the 35th scheduled trading day prior to the maturity for the notes, we will not have any obligation to settle our conversion obligations arising on different trading days in the same manner. That is, we may choose on one trading day to settle in shares of our common stock only and choose on another trading day to settle in cash or a combination of cash and shares of our common stock.

        If we choose to satisfy any portion of our conversion obligation by delivering cash, we will specify the fixed dollar amount per $1,000 in principal amount of the notes to be satisfied by the payment of cash; provided the fixed dollar amount due upon conversion shall in no event exceed the conversion value (as defined below).

        Settlement in shares of our common stock only will occur on the third trading day following the conversion date. Settlement in cash and/or shares of common stock will occur on the third trading day following the final settlement period trading day (as defined below) of the applicable settlement period (as defined below).

        The settlement amount will be computed as follows:

          (1)   if we elect to satisfy the entire conversion obligation in common stock only, we will pay to the holder on the third trading day after the relevant conversion date, for each $1,000 in principal amount of the notes converted, a number of shares of our common stock equal to the conversion rate in effect on the conversion date, plus cash in lieu of fractional shares, if applicable;

          (2)   if we elect to satisfy the entire conversion obligation in cash only, we will pay to the holder for each $1,000 in principal amount of the notes converted cash in an amount equal to the conversion value; and

          (3)   if we elect to satisfy the conversion obligation in a combination of cash and common stock ("combination settlement"), we will pay to the holder for each $1,000 in principal amount of the notes converted:

    •
    (i) the fixed dollar amount per $1,000 principal amount of the notes of the conversion obligation to be satisfied in cash specified in the notice regarding our chosen method of settlement or, if lower, the conversion value in cash (the "fixed dollar amount"); and

    •
    if the fixed dollar amount is less than the conversion value, (ii) a number of shares equal to the sum, for each of the settlement period trading days in the settlement period, of 1/30th of (a) the conversion rate then in effect minus (b) the quotient of (x) the fixed dollar amount divided by (y) the VWAP of our common stock on that settlement period trading day (plus cash in lieu of fractional shares if applicable).

        The "settlement period" means the 30 consecutive settlement period trading days:

  •
  with respect to conversion dates occurring during the period beginning 35 scheduled trading days preceding the maturity date, beginning on and including the 32nd scheduled trading date immediately preceding the maturity date; and

  •
  in all other cases, beginning on and including the third trading day following the conversion date.

        The "conversion value," for every $1,000 principal amount of a note being converted, means an amount equal to the sum of the daily conversion values for each of the 30 settlement period trading days in the settlement period.

        The "daily conversion value" for any settlement period trading day equals 1/30th of:

  •
  the conversion rate in effect on that settlement period trading day multiplied by

  •
  the VWAP (as defined below) of our common stock on that settlement period trading day.

        The "VWAP" for our common stock means, with respect to any settlement period trading day during the settlement period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page HTZ.N <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such settlement period trading day; or if such volume-weighted average price is unavailable, the market value per share of our common stock on such settlement period trading day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

        A "settlement period trading day" means a day during which:

  •
  trading in our common stock generally occurs on the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading; and

  •
  there is no settlement period market disruption event;

provided, however, that if on any trading day our common stock is not traded on any market, then that trading day shall nevertheless be a "settlement period trading day" so long as we are able to obtain the market value per share of our common stock on that trading day from a nationally recognized independent investment banking firm retained for this purpose by us (which may be one of the underwriters).

        A "settlement period market disruption event" means:

  •
  a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session; or

  •
  the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock of an aggregate of at least one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Fractional Shares

        We will deliver cash in lieu of any fractional shares of common stock issuable in connection with a conversion of notes based on the daily VWAP of our common stock on the final settlement period trading day of the applicable settlement period (in the case of settlement in shares of common stock only, the settlement period that would be applicable if settlement were in cash or a combination of cash and shares of our common stock).

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below. However, we will not make any adjustment to the conversion rate if holders may participate in any of the transactions described below as a result of holding the notes on a basis equivalent to a holder of a number of shares of our common stock equal to the principal amount of the notes held divided by the applicable conversion price without having to convert their notes. This exception will not apply to any adjustment described under "—Adjustment to conversion rate upon conversion upon make-whole fundamental changes." In addition, in no event will we adjust the conversion rate to the extent that the adjustment would reduce the conversion price below the par value per share of our common stock.

Adjustment Events

        (1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination of our common stock, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	OS' OS0

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date for such dividend or distribution or the effective date of such share split or share combination;

CR' = the conversion rate in effect immediately after the record date for such dividend or distribution or the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date for such dividend or distribution or the effective date of such share split or share combination; and

OS' = the number of shares of our common stock outstanding immediately after, and solely as a result of, such event.

        Any adjustment made pursuant to this clause (1) shall become effective immediately after (x) the record date for such dividend or distribution or (y) the effective date of such share split or share combination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the current market price (as defined below) of our common stock, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	OS0 + X OS0 + Y

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

OS0 = the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the record date;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price.

        Any adjustment made pursuant to this clause (2) shall become effective immediately after the record date for such distribution. In the event that such rights or warrants described in this clause (2) are not so distributed, the conversion rate shall be readjusted to the conversion rate that would then be in effect if the record date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining the aggregate price payable for such shares of common stock, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration if other than cash to be determined by our board of directors or a committee thereof.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, or other assets or property of ours to all or substantially all holders of our common stock, excluding:

  •
  any dividends or distributions referred to in clause (1) above;

  •
  any rights or warrants referred to in clause (2) above;

  •
  any dividends or distributions paid referred to in clause (4) below;

  •
  any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in a change in the conversion consideration pursuant to the last paragraph in this "—Conversion rate adjustments" subsection; and

  •
  any spin-off to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - FMV

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

SP0 = the current market price; and

FMV = the fair market value (as determined by our board of directors or a committee thereof), on the record date, of the shares of our capital stock, evidences of our indebtedness, or other assets or property of ours so distributed, expressed as an amount per share of our common stock.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series of, or similar equity interest in, a subsidiary or other business unit of ours, which we refer to as a "spin-off," that are, or, when issued, will be, quoted or listed on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any other national or regional securities exchange or market, the conversion rate will instead be adjusted based on the following formula:

CR' = CR0 ×	FMV0 + MP0 MP0

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the ten consecutive trading-day period commencing on, and including, the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on, and including, the effective date of the spin-off.

        Any adjustment made pursuant to this clause (3) shall become effective immediately after the record date for such dividend or distribution. In the event that such dividend or distribution described in this clause (3) is not so made, the conversion rate shall be readjusted to be the conversion rate which would then be in effect if such dividend or distribution had not been declared.

        For the avoidance of doubt, the adjustment in this clause (3) does not apply to any distributions to the extent that the right to convert notes has been changed into the right to convert into reference property in respect of such distribution as described under "—Treatment of Reference Property" below.

        (4)   If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - C

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the record date;

CR' = the conversion rate in effect immediately after the record date;

SP0 = the current market price; and

C = the amount in cash per share we distribute to holders of our common stock.

        Any adjustment made pursuant to this clause (4) shall become effective immediately after the record date for such dividend or distribution. In the event that any distribution described in this clause (4) is declared but not paid or made the conversion rate shall be readjusted to be the conversion rate which would then be in effect if such dividend or distribution had not been declared.

        For the avoidance of doubt, the adjustment in this clause (4) does not apply to any distributions to the extent that the right to convert notes has been changed into the right to convert into reference property in respect of such distribution as described under "—Treatment of Reference Property" below.

        (5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day immediately succeeding the last date (the "expiration date") on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	FMV + (SP' × OS') OS0 × SP'

where,

CR0 = the conversion rate in effect at 5:00 p.m., New York City time, on the expiration date for such tender or exchange offer;

CR' = the conversion rate in effect immediately after the expiration date for such tender or exchange offer;

FMV = the fair market value (as determined by our board of directors or a committee thereof), on the expiration date for such tender or exchange offer, of the aggregate value of all cash and any other consideration paid or payable for shares purchased or to be purchased in such tender or exchange offer;

OS' = the number of shares of our common stock outstanding immediately after the date such tender or exchange expires (the "expiration time") after giving effect to such tender or exchange;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration time; and

SP' = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on the trading day immediately following the expiration time.

        Any adjustment made pursuant to this clause (5) shall become effective immediately prior to the opening of business on the trading day immediately following the expiration date for such tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be adjusted to be the conversion rate which would then be in effect based upon the number of shares actually purchased or exchanged pursuant to any such tender offer or exchange offer. Except as set forth in the preceding sentence, if the application of this clause (5) to any tender offer or exchange offer would result in a decrease in the conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (5).

        For purposes of the foregoing anti-dilution formulas, the "record date" shall mean, in respect of any dividend or distribution, the date fixed for determination of shareholders entitled to receive such distribution or, if earlier, the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.

        For purposes of clauses (2), (3) and (4) above, "current market price" means the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date for the distribution requiring such computation.

        To the extent that we have a rights plan in effect upon conversion of the notes into our common stock, you will receive, in addition to our common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Except with respect to a spin-off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, or the amount of the cash dividend or distribution applicable to one share of our common stock, distributed to all or substantially all shareholders:

  •
  equals or exceeds the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date for such distribution; or

  •
  such average last reported sale price exceeds the fair market value of such assets, debt securities or rights, warrants or options or the amount of cash so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion rate, the holder of a note will be entitled to receive upon conversion, in addition to shares of our common stock, cash or a combination of cash and shares of our common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such holder would have received if such holder had held a number of shares of our common stock equal to the principal amount of the notes held divided by the conversion price in effect immediately prior to the record date for determining the shareholders entitled to receive the distribution.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock, including in connection with satisfaction of our conversion obligation in a combination of cash and shares of our common stock, or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. In addition, the applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value (or a change to no par value or from no par value to par value) of our common stock; or

  •
  for accrued and unpaid interest.

        We are permitted (but not required) to the extent permitted by law and the rules of The New York Stock Exchange or any other securities exchange on which our common stock is then listed, to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also be permitted to (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Certain United States federal income tax consequences" in this prospectus supplement.

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon a fundamental change or upon a make-whole fundamental change, and on each day beginning with the 32nd scheduled trading day and ending on and including the second scheduled trading day prior to maturity. Except as described above in this section, we will not adjust the conversion rate.

Treatment of Reference Property

        In the event of:

  •
  any reclassification of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value) or other similar event; or

  •
  a binding share exchange, consolidation, recapitalization, reclassification, combination, merger or other similar event involving us; or

  •
  a conveyance, transfer, sale, lease or other disposition to another person of all or substantially all of our assets,

in which holders of our common stock would be entitled to receive cash, securities or other property (the "reference property") in exchange for their shares of common stock, the notes will become convertible based on the type and amount of consideration that the holders of a number of shares of our common stock equal to the principal amount of the notes divided by the conversion price would have been entitled to in connection with these events. In all cases, the provisions above under "—Conversion procedures—Settlement upon conversion" relating to the satisfaction of our conversion obligation shall continue to apply with respect to the calculation of the settlement amount including our right to elect to settle conversions, in whole or in part, in shares of our common stock (or reference property), cash or a combination of cash and shares of our common stock (or reference property). For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in connection with these events that cause our common stock to be exchanged for more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively made such an election.

        For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, share exchanges, consolidations, mergers, conveyances, transfers, sales, leases or dispositions of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, will be deemed to be (i) if holders of the majority of our shares of common stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if the holders of a majority of the shares of our common stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders.

Adjustment to Conversion Rate upon Conversion upon Make-Whole Fundamental Changes

        If you elect to convert your notes in connection with a make-whole fundamental change, the conversion rate will be increased by an additional number of shares of our common stock (the "additional shares") as described below. A conversion will be deemed to have occurred in connection with such make-whole fundamental change only if such conversion occurs on and after the business day following the effective date of such make-whole fundamental change and prior to the close of the business day immediately prior to the related fundamental change repurchase date and notwithstanding the fact that a note may then be convertible because another condition to conversion has been satisfied.

        A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change pursuant to clause (1), (2) (disregarding the proviso in clause (2)), (4) and (5) under the definition of fundamental change as described under "—Repurchase at the Option of the Holder upon a Fundamental Change" below.

        The number of additional shares by which the conversion rate will be increased for conversion in connection with a make-whole fundamental change will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in connection with the make-whole fundamental change. If holders of our common stock receive only cash consideration for their shares of common stock in the make-whole fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five consecutive trading-day period ending on the trading day preceding the effective date (or the date of occurrence) of the make-whole fundamental change.

        The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares per $1,000 in principal amount of the notes by which the conversion rate shall be increased based on the stock price and effective date for the make-whole fundamental change:

Share Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
May , 2009
June 1, 2010
June 1, 2011
June 1, 2012
June 1, 2013
June 1, 2014

        The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year. If the stock price is:

  •
  greater than $            per share (subject to adjustment), the conversion rate will not be increased; or

  •
  less than $            per share (subject to adjustment), the conversion rate will not be increased.

        Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed                        per $1,000 in principal amount of notes (which number shall equal the quotient obtained by dividing the principal amount per note by the closing sale price of our common stock on the date of this prospectus supplement), subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Any conversion that entitles the converting holder to an increase in the conversion rate as described in this section shall be settled as described under "—Conversion Procedures—Settlement upon Conversion" above.

        Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of the reasonableness of economic remedies.

        An increase the conversion rate for notes as a result of a fundamental change may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain United States federal income tax consequences" in this prospectus supplement.

Repurchase at the Option of the Holder upon a Fundamental Change

        If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to repurchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the "fundamental change repurchase date") of our choosing that is not less than 15 or more than 35 business days after the date of the "fundamental change repurchase right notice" (as defined below) of our notice of the fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date is between a regular record date and the interest payment date to which it relates, in which case we will pay the full interest amount payable on such interest payment date to the record holder as of such record date). Any notes repurchased by us will be paid for in cash.

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

          (1)   a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") other than us, our subsidiaries, our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% (or, in the case of the Investors or any "group" within the meaning of Section 13(d) of the Exchange Act of which one or more of the Investors is a part, 75% or more; provided, however, that such percentage shall be calculated without considering (i) any shares of common stock purchased directly by the Investors from us in a primary offering on arms' length terms at any time and from time to time following the date the notes are first issued or (ii) any shares of common stock underlying any convertible or exchangeable securities purchased directly by the Investors from us in a primary offering on arms' length terms at any time and from time to time following the date the notes are first issued to the extent the Investors are the "beneficial owner" of such underlying shares) of the voting power of all shares of our capital stock entitled to vote generally in elections of directors; provided, that any common equity of which any Investor is the "beneficial owner" shall not be included in any common equity of which any other "person" or "group" is the "beneficial owner."

          (2)   consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction (i) where the holders of 50% or more of all classes of all shares of our capital stock entitled to vote generally in election of directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of our capital stock entitled to vote generally in election of directors of the continuing or surviving corporation or transferee immediately after such event, or (ii) which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity), shall not be a fundamental change;

          (3)   continuing directors cease to constitute at least a majority of our board of directors;

          (4)   our shareholders approve any plan or proposal for our liquidation or dissolution; or

          (5)   our common stock (or other common stock into which the notes are then convertible) ceases to be listed on at least one national or regional securities exchange.

        A fundamental change will not be deemed to have occurred, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of common stock or equivalent common equity listed on a national securities exchange, which will be so listed when issued or exchanged in connection with a fundamental change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the notes become convertible into such publicly traded securities on the basis set forth under the last paragraph under "—Conversion rate adjustments," subject to the provisions set forth under "—Conversion procedures" above.

        "Carlyle" means TC Group L.L.C. (which operates under the trade name The Carlyle Group) or any successor thereto.

        "Carlyle Investors" means, collectively, (i) Carlyle Partners IV, L.P., a Delaware limited partnership, or any successor thereto, (ii) CEP II Participations S.ar.l., a Luxembourg limited liability company, or any successor thereto, (iii) CP IV Co-investment L.P., a Delaware limited partnership, or any successor thereto, (iv) CEP II U.S. Investments, L.P., a Delaware limited partnership, or any successor thereto, (v) any Affiliate of any thereof, and (vi) any successor in interest to any thereof.

        "CDR" means Clayton, Dubilier & Rice, Inc. or any successor thereto.

        "CDR Investors" means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) CDR CCMG Co-Investor L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iv) any Affiliate of any thereof, and (v) any successor in interest to any thereof.

        "Continuing director" means a director who either was a member of our board of directors on the original issuance date of the notes or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our shareholders, is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

        "Investors" means CDR, the CDR Investors, Carlyle, the Carlyle Investors, ML and the Merrill Lynch investors, and any of their respective affiliates and sucessors-in-interest.

        "Merrill Lynch Investors" means, collectively, (i) ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership, or any successor thereto, (iii) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, (iv) ML Hertz Co-Investor, L.P., a Delaware limited partnership, or any successor thereto, (v) any Affiliate of any thereof, and (vi) any successor in interest to any thereof.

        "ML" means Merrill Lynch Global Partners, Inc., or any successor thereto.

        On or before the tenth calendar day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right (the "fundamental change repurchase right notice"). Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  that the notes are eligible to be converted, the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture;

  •
  that a holder must exercise its repurchase right by 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date;

  •
  that a holder has the right to withdraw any notes tendered for repurchase prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will issue a press release containing the relevant information and make this information available on our website.

        To exercise the repurchase right, you must deliver, by 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled "Form of fundamental change repurchase notice" on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

  •
  if certificated notes have been issued, the certificate numbers of your notes to be delivered for repurchase, or if certificated notes have not been issued, your notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if certificated notes have not been issued, your notice must comply with appropriate DTC procedures;

  •
  the principal amount of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered or transferred to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price of the notes.

        The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and the notes, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See "Risk Factors—Risks Relating to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes" in this prospectus supplement. If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Optional Redemption by the Company

        The notes may not be redeemed by us at our option prior to maturity.

Consolidation, Merger and Sale of Assets

        The indenture provides that we may not (i) consolidate with or merge with or into another person, or (ii) sell, convey, transfer or lease all or substantially all of our properties and assets to another person (other than a wholly-owned subsidiary in existence on, or created after, the date of the indenture), unless:

  •
  either (a) we are the surviving corporation or (b) the resulting, surviving or transferee person (if other than us) is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

  •
  other conditions described in the indenture are met.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the surviving corporation, the successor corporation formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, ours, and we shall be discharged from our obligations, under the notes and the indenture.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to repurchase the notes of such holder as described above.

        An assumption by any person of our obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

        Each of the following is an event of default with respect to the notes:

  •
  we fail to make a payment of interest on the notes when due, and such failure continues for 30 days;

  •
  we fail to pay the principal of the notes when due, whether at their stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

  •
  we fail to comply with our obligations under the covenant described under "—Consolidation, Merger and Sale of Assets" above;

  •
  we fail to satisfy our conversion obligation upon exercise of a holder's conversion right and such failure continues for a period of five calendar days following the applicable settlement date for such conversion;

  •
  we fail to comply with our notice obligations, as described under "—Conversion rights—Conversion upon specified distributions to holders of our common stock or specified corporate transactions" or "—Repurchase at the Option of the Holder upon a Fundamental Change," in each case for a period of five (5) calendar days after any such notice becomes due;

  •
  we fail to comply for 60 days after written notice from the trustee or the holders of at least 30% of the aggregate principal amount of the notes then outstanding has been received by us with our other agreements contained in the indenture governing the notes;

  •
  we (or any of our subsidiaries) fail to pay any indebtedness within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default, if the total amount of such indebtedness so unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent; provided, that no event of default will be deemed to occur with respect to any such accelerated indebtedness that is paid or otherwise acquired or retired within 20 business days after such acceleration;

  •
  the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $75.0 million or its foreign currency equivalent against us or a Significant Subsidiary (within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC), or jointly and severally against other subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single person, that is not discharged, or bonded or insured by a third person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed;

  •
  certain events involving a bankruptcy, insolvency or reorganization of any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, other than TFC or its subsidiaries.

        For purposes of the third bullet in the immediately preceding paragraph, "indebtedness" as applied to any entity means, without duplication, (i) the principal of indebtedness of such entity for borrowed money, (ii) the principal of obligations of such entity evidenced by bonds, debentures, notes or other similar instruments, (iii) all reimbursement obligations of such entity in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers' acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed), (iv) all obligations of such entity to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto, (v) all capitalized lease obligations of such entity, (vi) the redemption, repayment or other repurchase amount of such entity with respect to certain types of capital stock of such entity, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such capital stock, or if less (or if such capital stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such capital stock, such fair market value shall be as determined in good faith by the board of directors or other governing body of the issuer of such capital stock), (vii) all indebtedness of other entities secured by a lien on any asset of such entity, whether or not such indebtedness is assumed by such entity; provided that the amount of indebtedness of such entity shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by us) and (B) the amount of such indebtedness of such other entities, (viii) all guarantees by such entity of indebtedness of other entities, to the extent so guaranteed by such entity, and (ix) to the extent not otherwise included in this definition, net hedging obligations of such entity (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such hedging obligation that would be payable by such entity at such time).

        The amount of indebtedness of any entity at any date shall be determined as set forth above or otherwise provided in the applicable indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such entity (excluding any notes thereto) prepared in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect from time to time.

        If an event of default with respect to the notes shall have occurred and be continuing, the trustee by notice to us, or the holders of at least 30% in aggregate principal amount of the notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, and accrued and unpaid interest on, all of the notes to be immediately due and payable. However, upon an event of default arising out of the bankruptcy provisions, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately without action of the holders or the trustee.

        Notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default, as described in the immediately preceding paragraph, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under "—Reports" (other than as specifically stated thereunder) will for the 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. The additional interest will accrue on all outstanding notes from, and including, the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to, but not including, the 180th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 180th day (or earlier, if an event of default relating to the reporting obligations is cured or waived prior to such 180th day), such additional interest will cease to accrue and the notes will be subject to acceleration. The provisions of the indenture described in this paragraph will not affect the rights the holders of notes in the event of an occurrence of any other event of default.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

  •
  the conditions set forth in the indenture are met; and

  •
  rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  such declaration is not the result of a default with respect to our conversion obligations, a default arising from our failure to repurchase any notes when required or any default that cannot be amended without the consent of each affected holder.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (though the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Waiver

        Subject to certain conditions in the base indenture, the holders of not less than a majority in principal amount of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default under the indenture and its consequences, except:

  •
  our failure to pay principal of or interest on any notes when due;

  •
  our failure to convert any notes into our common stock, cash or a combination of cash and our common stock as required by the indenture;

  •
  our failure to pay the repurchase price on the fundamental change repurchase date in connection with a holder exercising its repurchase rights; or

  •
  our failure to comply with any of the provisions of the indenture that cannot be amended or modified without the consent of the holder of each outstanding note affected.

Modification and amendment

Changes Requiring Majority Approval

        Subject to certain exceptions described below under "—Changes Requiring Approval of each Affected Holder," the indenture (including the terms and conditions of the notes) may be amended with the written consent or affirmative vote of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), without notice to any other holder.

Changes Requiring Approval of each Affected Holder

        Without the consent of each affected holder, we may not amend the indenture to:

  •
  change the terms of payment of principal, interest or any premium;

  •
  reduce the percentage of principal amount of the notes the consent of whose holders is necessary to amend the indenture or waive any default;

  •
  make any change that impairs or adversely affects the conversion rights of any notes;

  •
  reduce the fundamental change repurchase price of any note, change the time at which holders may require any notes to be repurchased in connection with a fundamental change or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  •
  make any note payable in a currency other than that stated in the note;

  •
  impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  •
  change the ranking of any notes in a manner adverse to the holders of such notes.

Changes Requiring No Approval

        Modifications and amendments to the indenture may be made by us and the trustee without the consent of any holders of the notes to:

  •
  provide for the assumption by a successor corporation as described under "—Consolidation, Merger and Sale of Assets" above;

  •
  add to our covenants for the benefit of holders of the notes or to surrender any right or power conferred upon us;

  •
  add any additional events of default;

  •
  secure the notes;

  •
  evidence and provide for the acceptance of appointment under the indenture by a successor trustee and other agents and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture or make any other provisions with respect to matters or questions arising under the indenture that shall not adversely affect the interests of the holders of the notes in any material respect;

  •
  add the ability of the Company to irrevocably choose, at its option, to settle conversions of the notes with cash only or with a combination of cash and shares of our common stock.

  •
  add guarantees with respect to the notes;

  •
  confirm and evidence the release or discharge of any guarantee or lien with respect to or securing the notes when such release or discharge is provided for under the indenture;

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  conform the provisions of the indenture to the "Description of the Notes" section in this prospectus supplement;

  •
  to increase the conversion rate; or

  •
  to provide for the conversion of the notes in accordance with the indenture.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notes Not Entitled to Consent

        Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or paying to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or on a fundamental change repurchase date, or upon conversion or otherwise, cash or shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Repurchase and Cancellation

        We may, to the extent permitted by law, repurchase any notes in the open-market or by tender offer at any price or by private agreement. Neither we nor our affiliates may resell such securities unless such resale is registered under the Securities Act of 1933 (the "Securities Act") or such resale is pursuant to an exemption from the registration requirements of the Securities Act that results in such securities not being "restricted securities," as such term is defined in Rule 144(a)(3) under the Securities Act. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Information Concerning the Trustee

        We have appointed Wells Fargo Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, bid solicitation agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

No Shareholder Rights for Holders of Notes

        Holders of the notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee, incorporator, shareholder or partner of ours, as such, will have any liability for any of our obligations under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Reports

        We will deliver to the trustee, within 15 calendar days after we would have been required to file with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by us with the SEC via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall continue to provide the trustee (or make available on a Company website) reports containing substantially the same information (without exhibits) as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided within 15 days after we would have been required to provide reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) had we continued to have been subject to such reporting requirements. Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any SEC filing are not reasonably available on a timely basis as a result of our accountants not being "independent" (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), we may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that we shall in any event be required to make such filing and so transmit or make available such audited or reviewed financial statements or information no later than the 180th day after the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such date, the "reporting date") and provided, further, during the period that such filing has not been made or, if we make such an election, such information, documents and reports have not been transmitted or made available, as the case may be, liquidated damages will accrue on the Notes at a rate of 0.50% per annum until the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the reporting date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by us). We also will comply with the other provisions of Section 314(a) of the Trust Indenture Act, if and as applicable.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of Notes

        We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the settlement period and settlement period trading days, the daily conversion values, if applicable, the settlement amount, the conversion rate of the notes and accrued interest payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Form, Denomination and Registration

        The notes will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $2,000 principal amount and whole multiples of $1,000.

Global Notes, Book-Entry Form

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 calendar days

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes, subject to DTC's procedures; or

  •
  certain other events provided in the indenture should occur.

DESCRIPTION OF COMMON STOCK

        Please read the information discussed under the heading "Description of Capital Stock" beginning on page 11 of the accompanying prospectus. As of May 18, 2009, we had 2,000,000,000 shares of authorized common stock, par value $0.01 per share, of which 323,846,335 were outstanding.

        Upon completion of the common stock offering and the Private Offering, approximately 390 million shares of our common stock will be outstanding, based on the approximate number of shares issued and outstanding as of May 18, 2009 (assuming no exercise of the underwriters' option to purchase additional shares of common stock, no exercise of stock options granted to our employees, of which approximately        were exercisable at a weighted-average exercise price of $        as of        , 2009, and excluding shares available for future option grants and shares issuable upon conversion of the notes). See "Risk Factors—Risks Relating to Our Common Stock, into Which the Notes May Be Converted" and "Risk Factors—Risks Relating to the Notes and Our Substantial Indebtedness."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of notes and common stock into which the notes are convertible. Except where noted, this summary deals only with notes and common stock held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, real estate investment trusts, "controlled foreign corporations", "passive foreign investment companies", broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a straddle, conversion transaction or other integrated investment, or U.S. holders that have a functional currency other than the U.S. dollar. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any estate, gift or alternative minimum tax consequences.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a United States person.

        For purposes of this summary, a "Non-U.S. holder" is a beneficial owner of a note or common stock that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that are beneficial owners of notes or common stock should consult their tax advisors.

        We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

        If you are considering investing in the notes, you should consult your own tax advisor with respect to your particular tax consequences of owning and disposing of the notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

 Tax consequences to U.S. holders

Interest payments

        It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Payments of interest on a note generally will be taxable to you as ordinary interest income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Certain Additional Payments

        In certain circumstances (for example, if we fail to comply with certain reporting obligations under the indenture), we may be required to pay additional interest on the notes, as described under "Description of notes—Events of default; notice and waiver". If any such interest is treated as a contingent payment, the notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes, in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. U.S. treasury regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of additional interest as remote, or such payments as incidental and, accordingly, will not treat the notes as contingent payment debt instruments. Our treatment will be binding on you unless you disclose a differing position and treatment in a statement attached to a timely filed U.S. federal income tax return for the taxable year during which the note was acquired. However, neither our position or treatment is binding on the IRS. If the IRS were to challenge such treatment, you might be required to accrue income on the notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any gain recognized on the disposition of a note before the resolution of the contingencies. In the event a contingency actually occurs, it generally will affect the amount and timing (and possibly character) of the income that you will recognize. The remainder of this summary assumes that the notes are not contingent payment debt instruments.

Sale or other taxable disposition of a note, including a conversion solely into cash

        Except as provided below under "Conversion of notes into combination of cash and common stock," upon a sale or other taxable disposition of a note (including a conversion solely into cash), you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized on the sale or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income) and your adjusted tax basis in the note. Your adjusted tax basis generally will be the cost of the note. Such gain or loss generally will be long-term capital gain or loss if your holding period for the note is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is currently subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Conversion of notes solely into common stock

        You will not recognize any income, gain or loss on the conversion of your notes if you receive solely shares of common stock except to the extent of amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income, and except to the extent of cash received in lieu of a fractional share of common stock. The amount of gain or loss on the deemed sale of such fractional share will be equal to the difference between the amount of cash you receive in respect of such fractional share and the portion of your tax basis in your note that is allocable to the fractional share. The tax basis of the shares of common stock received upon a conversion will equal the adjusted tax basis of the note that was converted plus any income attributable to accrued interest, reduced by the portion of the tax basis that is allocable to any fractional share. Your holding period for shares of common stock will include the period during which you held the notes, except that the holding period for shares received with respect to accrued interest may commence on the day after the date of receipt.

Conversion of notes into combination of cash and common stock

        The tax treatment of your conversion of a note into cash and common stock if we satisfy the conversion obligation for a combination of cash and common stock is not entirely clear. The U.S. federal income tax treatment will depend upon whether the conversion is characterized as a recapitalization or as in part a conversion and in part a redemption of a note.

        If a conversion is characterized as a recapitalization, gain, but not loss, will be recognized equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income, and cash in lieu of a fractional share) over your adjusted basis in the note (excluding the portion of the tax basis that is allocable to any fractional share), but in no event should the gain recognized exceed the amount of cash received (other than cash in lieu of a fractional share). Based on the facts and circumstances at the time of the conversion, the cash you receive could be treated as a dividend with respect to the common stock you receive upon conversion if the exchange has the effect of a distribution of a dividend.

        The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your adjusted tax basis in the note that is allocable to the fractional share.

        Your tax basis for shares of common stock received upon a conversion (other than common stock attributable to accrued but unpaid interest, the tax basis of which will equal its fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). Your holding period for the shares of common stock received will include the period during which you held the notes that were converted (except that the holding period of any common stock received with respect to accrued but unpaid interest may commence on the day after the date of receipt).

        If conversion of the notes is instead treated as in part a conversion into common stock and in part a payment in redemption of the notes, you would not recognize any taxable gain or loss with respect to the portion of the notes considered to be converted into common stock, as described above in "—Conversion of notes solely into common stock." The U.S. federal income tax treatment to you of any cash received in lieu of a fractional share, your tax basis in the common stock received, and your holding period for the common stock received will be as described above in "—Conversion of notes solely into common stock." The cash received with respect to the portion of the notes considered to be redeemed would likely be treated as received in redemption of such portion. In that event, you would generally recognize gain or loss as described above in "—Sale or other taxable disposition of a note, including a conversion solely into cash."

        You should consult your own tax advisors regarding the tax treatment of the receipt of cash and common stock in exchange for notes upon conversion and the ownership of our common stock.

Constructive distributions

        The conversion rate of the notes will be adjusted in certain circumstances, including the payment of cash dividends. Certain adjustments to (or failures to make adjustments to) the conversion rate of the notes that increase your proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to you, whether or not you ever convert the notes. This would occur, for example, upon an adjustment to the conversion rate to compensate for distributions of cash or property to our shareholders, but would generally not occur upon an increase of the conversion rate in the event of a stock dividend or a distribution of rights to acquire our common stock. In addition, if a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a deemed distribution. A deemed distribution to you will be a taxable dividend (increasing your tax basis in a note), a tax-free return of capital (reducing your tax basis in the note, but not below zero) or capital gain (to the extent not a dividend and in excess of your tax basis in the note), depending on the amount of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). As a result, you could have taxable income as a result of an event pursuant to which you receive no cash or property. Such deemed distributions may not be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the notes that increases the proportionate interest of the holders of our common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of our common stock could be treated as a constructive distribution to holders of our common stock. You should consult your tax advisor concerning the U.S. federal income tax treatment of deemed distributions.

Dividends on Common Stock

        If, after you convert a note into common stock, we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of that stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment, up to your tax basis in such common stock. Any excess will be treated as capital gain. If you are a non-corporate U.S. holder, the amount of any such distribution treated as a dividend generally will be taxable at a maximum rate of 15% through December 31, 2010, after which time dividends will be taxable at the regular rates for ordinary income. If you are a corporation, you may be able to claim a deduction for a portion of any distribution received that is treated as a dividend.

Sale or Other Disposition of Common Stock

        You will generally recognize capital gain or loss on a sale or other disposition of common stock. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common stock. The proceeds received will include the amount of any cash and the fair market value of any other property received for the common stock. If you are a non-corporate U.S. holder and your holding period for the common stock at the time of the sale or other disposition exceeds one year, such capital gain generally will be subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

 Tax consequences to non-U.S. holders

Interest payments

        Payments of interest on the notes generally will qualify for the "portfolio interest" exemption and generally will not be subject to U.S. federal income tax or withholding tax, so long as you:

  •
  do not conduct a trade or business in the United States with respect to which the interest is effectively connected;

  •
  do not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Code Section 871(h)(3);

  •
  are not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Code Section 881(c)(3)(C); and

  •
  satisfy the certification requirements described below.

        The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a United States person. Applicable Treasury regulations provide alternative methods for satisfying this requirement. In addition, the President has recently proposed changes to the procedures for this requirement where securities are held through an intermediary.

        If you are not exempt from tax under these rules, generally you will be subject to U.S. federal withholding tax at a rate of 30% unless:

  •
  the interest is effectively connected with your conduct of a U.S. trade or business (and is attributable to a U.S. permanent establishment under an applicable income tax treaty); or

  •
  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

        Except to the extent provided by an applicable income tax treaty, interest that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable income tax treaty). Payments of effectively connected interest will not be subject to U.S. federal withholding so long as you provide us or the paying agent with an IRS Form W-8ECI. To claim the benefit of an applicable income tax treaty, you must timely provide the appropriate and properly executed IRS forms, and you may be required to update these IRS forms periodically.

Sale or other disposition of the notes, including a conversion, or common stock

        You generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of a note (including upon conversion) or common stock into which a note has been converted, unless (a) such gain is effectively connected with your conduct of a U.S. trade or business, (b) if you are an individual, you are present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist or (c) we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other disposition and the period during which you held the notes. We believe that we are currently not a U.S. real property holding corporation and do not anticipate becoming one.

        Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced or exempted by an applicable income tax treaty). If you are an individual present in the United States for 183 days or more in the taxable year and meet certain other conditions, then you will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which your capital gains (including gains from the sale or other disposition of the notes or common stock), to the extent treated as having a U.S. source, exceed capital losses allocable to U.S. sources. To claim the benefit of an applicable income tax treaty, you must timely provide the appropriate and properly executed IRS form.

        Any cash or common stock that you receive on the sale or other disposition of a note (including upon conversion) that is attributable to accrued but unpaid interest will be subject to the rules for interest as described above under "—Interest payments" above.

Distributions and constructive distributions

        If you receive a distribution with respect to common stock that is treated as a taxable dividend because it is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), or if you are deemed to receive a constructive distribution on a note that is treated as a taxable dividend, as described above in "—Tax consequences to U.S. holders—Constructive distributions" above, you generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:

  •
  the dividend is effectively connected with your conduct of a U.S. trade or business (and you provide to the person who otherwise would be required to withhold U.S. tax an IRS Form W-8ECI (or appropriate substitute form) to avoid withholding); or

  •
  an applicable income tax treaty provides for a lower rate of withholding tax (and you certify your entitlement to benefits under the treaty by delivering a properly completed IRS Form W-8BEN) to the person required to withhold U.S. tax.

        Except to the extent provided by an applicable income tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable income tax treaty).

        Because a constructive dividend does not result in cash paid to you from which the person who otherwise would be required to withhold U.S. tax can withhold, it is expected that U.S. federal withholding tax attributable to constructive dividends will be withheld from cash otherwise payable to you after the occurrence of such constructive dividend, including interest payments made on the notes or, if appropriate, the proceeds of sale or conversion of the notes.

Information reporting and backup withholding

        Information returns may be filed with the IRS in connection with payments of interest and constructive distributions on the notes, dividends on common stock into which notes have been converted and the proceeds of a sale or other disposition (including conversion or retirement) of the notes or common stock. A non-exempt U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

        A Non-U.S. holder may be subject to the U.S. information reporting and backup withholding on these payments unless the Non-U.S. holder complies with certification procedures to establish that it is not a United States person. The certification procedures required of Non-U.S. holders to claim the exemption from withholding tax on interest payments on the notes, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. In addition, the amount of interest on a note and dividends on common stock paid to a Non-U.S. holder, and the amount of any U.S. federal tax withheld thereform, must be annually reported to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides.

        Payment of the proceeds of the sale or other disposition of a note to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. holder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of a note or common stock to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. holder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

        The amount of any backup withholding from a payment will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

        Hertz Holdings and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters and, along with Barclays Capital Inc., joint book-running managers for this offering.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Calyon Securities (USA) Inc.

Total	$

        The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. However, the underwriters are not required to take or pay for the notes covered by the underwriters' option to purchase additional notes described under "—Underwriters' option" below.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and discounts

        The underwriters have advised us that they propose to initially offer the notes at a price of        % of the principal amount of the notes, and to dealers at that price less a concession not in excess of        % of the principal amount of the notes. After the initial public offering, the public offering price and concession may be changed. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per note		Without option	With option
Public offering price		%	$	$
Underwriting discounts and commissions		%	$	$
Proceeds, before expenses, to us		%	$	$

        The expenses of the offering and the common stock offering, not including the underwriting discounts and commissions, are estimated to be $        and are payable by us.

Underwriters' option

        We have granted an option to the underwriters to purchase up to an additional $37,500,000 principal amount of the notes at a price of       % of the principal amount of the notes at the public offering price less the underwriting discounts and commissions, plus accrued interest from the original issue date of the notes. The underwriters may exercise this option, within the 30-day period from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional notes proportionate to that underwriter's initial amount reflected in the above table.

New issue of notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Restrictions on disposal and hedging of the notes

        Hertz Holdings, its directors and certain of its executive officers and the Sponsors, have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

        The restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period the company issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the restricted period, the company announces that it will release earnings results during the 15-day period following the last day of the period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Price stabilization and short positions

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes.

        If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open-market. The underwriters may also elect to reduce any short position by exercising all or part of their option to purchase additional notes described above. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Purchases of the notes to stabilize the price or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the shares of our common stock. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic offer, sale and distribution of securities

        In connection with the offering, the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, the underwriters will be facilitating Internet distribution for this offering to certain of their Internet subscription customers. The underwriters intend to allocate a limited number of notes for sale to their online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet web sites maintained by the underwriters. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the underwriters' web sites is not part of this prospectus supplement or the accompanying prospectus.

Affiliates of Certain of the Underwriters

  Conflict of Interest.

        Affiliates of Merrill Lynch & Co. own more than 10% of Hertz Holdings' outstanding common stock. On January 1, 2009, Bank of America Corporation ("Bank of America") acquired Merrill Lynch & Co. Accordingly, each of Merrill Lynch & Co. and Bank of America is deemed to be an affiliate of Hertz Holdings under Rule 2720(b)(1) of the NASD Conduct Rules and, therefore, the affiliate underwriters may be deemed to have a conflict of interest under, and this offering will be made in compliance with, Rule 2720 of the NASD Conduct Rules. Rule 2720 requires that the yield at which the notes are distributed to the public can be no lower than that recommended by a "qualified independent underwriter," as defined in the NASD Conduct Rules. J.P. Morgan Securities Inc. has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of the registration statement of which this prospectus supplement forms a part. J.P. Morgan Securities Inc. will not receive any additional compensation for such role.

  Additional Relationships

        Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Hertz Holdings and its subsidiaries, for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters provided, or arranged for a syndicate to provide, and acted as agents under the Hertz Holdings loan facility and received customary compensation for such services. In addition, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is a lender under the fleet financing facility.

        We have been advised by Merrill Lynch & Co., one of the underwriters in this offering, that between November 17, 2006 and April 19, 2007, Merrill Lynch & Co. engaged in principal trading activity in Hertz Holdings common stock. Some of these purchases and sales of Hertz Holdings common stock should have been reported to the SEC on Form 4, but were not so reported. Merrill Lynch & Co. and certain of its affiliates have engaged in additional principal trading activity since that time. Merrill Lynch & Co. and certain of its affiliates have since filed amended or additional reports on Form 4 disclosing the current number of shares of common stock of Hertz Holdings held by Merrill Lynch & Co. and its affiliates. To date, Merrill Lynch & Co. has paid to Hertz Holdings approximately $4.7 million for its "short swing" profit liability resulting from its principal trading activity that is subject to recovery by Hertz Holdings under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, because Merrill Lynch & Co. may be deemed to be an affiliate of Hertz Holdings and there was no registration statement in effect with respect to its sale of shares during this period, certain of these sales may have been made in violation of Section 5 of the Securities Act of 1933, as amended.

Selling restrictions

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

  United Kingdom

        Each of the underwriters has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or "FSMA") received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Hertz Holdings, and

  (b)
  it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

  Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

  Singapore

        This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in

Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  Japan

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

New York Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "HTZ."

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

LEGAL MATTERS

        The validity of the notes being offered by this prospectus supplement will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton LLP, is married to Joseph L. Rice, III, who is a shareholder of the general partner of the general partner of CD&R Fund VII, one of the investment funds associated with the Sponsors. Weil, Gotshal & Manges LLP, New York, New York, is advising the underwriters in connection with the offering of notes. Weil, Gotshal & Manges LLP from time to time performs legal services for us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        Hertz Holdings is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's website. You can also access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through the investor relations portion of our Internet website (http://www.hertz.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

  •
  our Current Reports on Form 8-K filed on March 4, 2009, April 6, 2009, April 14, 2009, and May 20, 2009;

  •
  the portion of our Current Report on Form 8-K filed on January 20, 2009 that appears under the caption Item 2.05;

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all the notes that may be offered by this prospectus supplement.

        You should read the information relating to us in this prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Investor Relations (telephone (201) 307-2100).

PROSPECTUS

Hertz Global Holdings, Inc.

Common Stock
Convertible Debt Securities

        By this prospectus, Hertz Global Holdings, Inc., which we refer to in this prospectus as "Hertz Holdings," may offer and sell shares of our common stock and debt securities which may be convertible into shares of our common stock, in each case as described in this prospectus, separately or together in any combination, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

        Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock or convertible debt securities.

        Investing in our securities involves risks. You should consider the risk factors described on page 5 and in any accompanying prospectus supplement and in the documents we incorporate by reference.

        The common stock of Hertz Holdings is listed on the New York Stock Exchange under the symbol "HTZ."

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may over time offer and sell our common stock and convertible debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or a free writing prospectus prepared by us.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

        We have not authorized anyone to give you any information or to make any representations about our common stock or convertible debt securities, other than those described in the prospectus, applicable prospectus supplements, or any free writing prospectus prepared by us or any other information to which we have expressly referred you. If you are given any information or representation about these matters that is not discussed in this prospectus, a prospectus supplement or a free writing prospectus prepared by us, you must not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

        You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless the context otherwise requires, in this prospectus, (i) "Hertz Holdings" means Hertz Global Holdings, Inc., our top-level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly owned subsidiary of Hertz Investors, Inc., which is wholly owned by Hertz Holdings, (iii) "we," "us" and "our" mean (a) prior to December 21, 2005, Hertz and its consolidated subsidiaries and (b) on and after December 21, 2005, Hertz Holdings and its consolidated subsidiaries, including Hertz and (iv) "HERC" means Hertz Equipment Rental Corporation, Hertz's wholly owned equipment rental subsidiary, together with our various other wholly owned international subsidiaries that conduct our industrial, construction and material handling equipment rental business.

        The "Successor period ended December 31, 2005" refers to the 11-day period from December 21, 2005 (the date of our acquisition from Ford Holdings LLC) to December 31, 2005 and the "Predecessor period ended December 20, 2005" refers to the period from January 1, 2005 to December 20, 2005. The term "Successor" refers to us following the date of such acquisition and the term "Predecessor" refers to us prior to such date. Certain financial information in this prospectus for the Predecessor period ended December 20, 2005 and Successor period ended December 31, 2005 has been presented on a combined basis.

        In September 2008, Bank of America Corporation, or "Bank of America," announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity, or "MLGPE." This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by MLGPE and certain of its affiliates.

PROSPECTUS SUMMARY

        The following summary does not contain all the information that may be important to purchasers of our common stock and convertible debt securities. You should carefully read the entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

Our Company

        We own what we believe is the largest worldwide general use car rental brand and one of the largest equipment rental businesses in the United States and Canada combined, both based on revenues. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. In our car rental business segment, we and our independent licensees and associates accept reservations for car rentals at approximately 8,100 locations in approximately 145 countries. We are the only car rental company that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at the 42 major airports in Europe where we have company-operated locations and data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 345 branches in the United States, Canada, France, Spain and China, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 6.8% over the last 20 years, with year-over-year growth in 17 of those 20 years.

        The car and equipment rental industries are significantly influenced by general economic conditions. The car rental industry is also significantly influenced by developments in the travel industry, and, particularly, in airline passenger traffic. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars that we sold.

*    *    *    *

        Hertz Holdings and Hertz are incorporated under the laws of the State of Delaware. Our corporate headquarters are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656. Our telephone number is (201) 307-2000.

 RISK FACTORS

        Investing in our securities involves substantial risk. You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. In particular, we urge you to consider carefully the risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements contained in this prospectus and the documents incorporated herein by reference, including, without limitation, those concerning our liquidity and capital resources, include "forward-looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors, including, without limitation, those risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include:

  •
  our operations;

  •
  economic performance;

  •
  financial condition;

  •
  management forecasts;

  •
  efficiencies;

  •
  cost savings and opportunities to increase productivity and profitability;

  •
  income and margins;

  •
  liquidity and availability to us of additional or continued sources of financing for our revenue earning equipment;

  •
  financial instability of insurance companies providing financial guarantees for our asset-backed securities;

  •
  financial instability of the manufacturers of our cars;

  •
  economies of scale;

  •
  the economy;

  •
  future economic performance;

  •
  our ability to maintain profitability during adverse economic cycles and unfavorable external events;

  •
  fuel costs;

  •
  future acquisitions and dispositions;

  •
  litigation;

  •
  potential and contingent liabilities;

  •
  management's plans;

  •
  taxes;

  •
  tangible and intangible asset impairment charges; and

  •
  refinancing of existing debt.

        In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the quarter ended March 31, 2009, the years ended December 31, 2008, 2007, 2006, the Successor Period ended December 31, 2005, the Predecessor Period ended December 20, 2005 and the year ended December 31, 2004:

	Successor					Predecessor
					For the periods from
		Years ended December 31,			December 21, 2005 to December 31, 2005	January 1, 2005 to December 20, 2005
	Period ended March 31, 2009(2)						Year ended December 31, 2004
		2008	2007	2006
Ratio of earnings to fixed charges(b)	(a)	(a)	1.4	1.2	(a)	1.9	1.9

(a)
Earnings (loss) before income taxes, non-controlling interest and fixed charges for the three months ended March 31, 2009, the year ended December 31, 2008 and the Successor period ended December 31, 2005 were inadequate to cover fixed charges for the period by $210.5 million, $1,385.7 million and $33.3 million, respectively.

(b)
We adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, or "FIN 48," "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" on January 1, 2007. Accrued interest expense, for the three months ended March 31, 2009, the years ended December 31, 2008 and 2007, of approximately $0.3 million, $0.6 million and $3.4 million, respectively, is excluded from both fixed charges and earnings.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        We may distribute the common stock from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds to us;

  •
  any options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  terms and conditions of the offering;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters' or dealers' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

        Similar to other purchase transactions, an underwriter's purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

        We may, from time to time, offer the convertible debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such convertible debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms at which such securities are sold.

        The final offering price at which our convertible debt securities would be sold and the allocation of convertible debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of convertible debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

        We and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Overview

        The amended and restated certificate of incorporation of Hertz Holdings, which we refer to in this prospectus as our "certificate of incorporation," authorizes 2,000,000,000 shares of common stock, par value $0.01 per share. As of May 18, 2009, we had outstanding 323,846,335 shares of common stock. In addition, our certificate of incorporation authorizes 200,000,000 shares of preferred stock, par value $0.01 per share, none of which has been issued or is outstanding. The following descriptions of our capital stock and provisions of our certificate of incorporation and by-laws are summaries of their material terms and provisions and are qualified by reference to our certificate of incorporation and by-laws, copies of which are filed as exhibits to our registration statement of which this prospectus is a part.

Common Stock

        Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Any director may be removed only for cause, upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the directors.

        The holders of our common stock are entitled to receive any dividends and other distributions that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Our ability to pay dividends on our common stock is subject to our subsidiaries' ability to pay dividends to Hertz Holdings, which is in turn subject to the restrictions set forth in our senior credit facilities and the indentures governing the senior notes and the senior subordinated notes.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares of common stock offered by us in this offering, when issued, will be, fully paid and non-assessable. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

        Computershare Investor Services LLC is the transfer agent and registrar for our common stock.

        Our common stock is listed on the NYSE under the symbol "HTZ."

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further vote or action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock. We have no present plan to issue any shares of preferred stock.

Corporate Opportunities

        Our certificate of incorporation provides that our stockholders that are investment funds associated with or designated by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity, or, collectively, the "Sponsors," have no obligation to offer us an opportunity to participate in business opportunities presented to the Sponsors or their respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither the Sponsors nor their respective officers, directors, agents, members, partners or affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.

Change of Control Related Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law

        A number of provisions in our certificate of incorporation and by-laws and under the Delaware General Corporation Law may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

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  enhance the likelihood of continuity and stability in the composition of our board of directors;

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  discourage some types of transactions that may involve an actual or threatened change in control of us;

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  discourage certain tactics that may be used in proxy fights;

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  ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

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  encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

        Common Stock.    The remaining shares of our authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    Our certificate of incorporation provides that our board of directors has the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors; Vacancies and Removal of Directors

        Our certificate of incorporation provides that our board of directors is divided into three classes whose members will serve three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation provides that directors may be removed only for cause at a meeting of stockholders upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the director. Vacancies in our board of directors may be filled only by our board of directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors.

        These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Calling Stockholder Meetings; Action by Written Consent

        Our by-laws require advance notice for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Also, special meetings of the stockholders may only be called by the board of directors.

        In addition, our certificate of incorporation and by-laws provide that action may be taken by written consent of stockholders only for so long as investment funds affiliated with or designated by the Sponsors collectively hold a majority of our outstanding common stock. After such time, any action taken by the stockholders must be effected at a duly called annual or special meeting, which may be called only by the board of directors. As of the date of this prospectus, the investment funds associated with or designated by the Sponsors hold approximately 55% of our outstanding common stock.

        These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Limitation of Liability of Directors; Indemnification of Directors

        Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our certificate of incorporation provides that we are required to indemnify and advance expenses to our directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our by-laws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.

        We have entered into indemnification agreements with each of our directors. These indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under our by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws

        The provisions of our certificate of incorporation governing, among other things, the removal of directors only for cause, the liability of directors, the elimination of stockholder actions by written consent upon investment funds affiliated with or designated by the Sponsors ceasing to collectively hold a majority of our outstanding common stock and the prohibition on the right of stockholders to call a special meeting may not be amended, altered or repealed unless the amendment is approved by the vote of holders of at least two-thirds of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Certain provisions of our by-laws may be amended with the approval of the vote of holders of at least two-thirds of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

Delaware Takeover Statute

        We have opted out of Section 203 of the Delaware General Corporation Law, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

        The following summary of the terms of our convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus and the related prospectus supplement will be unsecured obligations. The particular terms of any convertible debt securities will be described more specifically in the prospectus supplement relating to such convertible debt securities. The convertible debt securities will be issued under a convertible debt securities indenture. The convertible debt securities indenture is sometimes referred to in this prospectus as an "indenture." A form of the indenture has been filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is part.

        You should read the particular terms of the convertible debt securities, which will be described in more detail in the prospectus supplement. Copies of the indenture may be obtained from us or the trustee.

General

        The indenture does not limit the amount of convertible debt securities that we may issue under the indenture, nor will it limit us from incurring or issuing other secured or unsecured debt.

        The convertible debt securities issued under the indenture will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the convertible debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the convertible debt securities.

        The prospectus supplement will describe the following terms and provisions as they relate to the convertible debt securities:

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  the title of the convertible debt securities;

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  any limit on the aggregate principal amount of the convertible debt securities;

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  whether the convertible debt securities are to be issuable as registered securities or bearer securities, or both;

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  whether any of the convertible debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities and, if so, the circumstances under which a global security or securities or book-entry securities may be exchanged for convertible debt securities registered in the name of, or any transfer of global or book-entry securities may be registered to, a person other than the depositary for such temporary or permanent global securities or book-entry securities or its nominee;

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  the price or prices, expressed as a percentage of the aggregate principal amount, at which the convertible debt securities will be issued;

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  the date or dates on which the convertible debt securities will mature;

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  the rate or rates per year at which the convertible debt securities will bear interest, if any, and the date from which any interest will accrue and any conditions under which such interest payments may be deferred;

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  the dates on which interest payments on the convertible debt securities are due, the regular record date for any interest payable on the convertible debt securities which are registered securities on any interest payment date, and the extent to and the manner in which interest on a temporary global security is to be paid on the interest payment dates, if other than as described under "—Global and Book-Entry Convertible Debt Securities";

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  any mandatory or optional sinking fund or analogous provisions;

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  each office or agency where the principal, premium, if any, and interest on the convertible debt securities will be payable, or the convertible debt securities may be presented for registration of transfer or exchange;

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  the date, if any, after which and price or prices at which the convertible debt securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption provisions;

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  a detailed description of the terms of any optional or mandatory redemption provisions regarding the convertible debt securities or a redemption option of holders upon the conditions defined in the indenture;

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  the denominations in which any convertible debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000;

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  the currency or currency units of payment of principal of and any premium, if any, and interest on the convertible debt securities;

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  any index used to determine the amount of payments of principal of and any premium, if any, and interest on the convertible debt securities and the manner in which the amounts will be determined;

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  the terms and conditions upon which conversion of the convertible debt securities may be effected, including:

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  the conversion price (or method of calculating the same);

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  the conversion period (or method of determining the same);

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  whether conversion will be mandatory, at our option or at the option of the holder;

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  the events requiring an adjustment of the conversion price; and

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  any other provision affecting conversion of such debt securities;

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  any other terms of the convertible debt securities consistent with the provisions of the indenture; and

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  descriptions of any special provisions for the payment of additional amounts regarding the convertible debt securities.

        We may also issue convertible debt securities as original issue discount securities, which are securities, including zero-coupon securities, which are issued at a price significantly lower than the amount payable upon their stated maturity. These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the convertible debt securities, will become due and payable. Specific United States federal income tax considerations applicable to original issue discount securities will be described in the prospectus supplement.

        In addition, specific United States federal income tax or other considerations applicable to any convertible debt securities denominated other than in United States dollars, and to any convertible debt securities which provide for application of an index to determine principal and interest, will be described in the prospectus supplement.

        We may, in certain circumstances, without notice to or consent of the holders of the convertible debt securities, issue additional convertible debt securities having the same terms and conditions as the convertible debt securities issued under this prospectus and the prospectus supplement, so that such additional convertible debt securities and the convertible debt securities offered under this prospectus and the prospectus supplement and references in this prospectus and the prospectus supplement to the convertible debt securities shall include, unless the context otherwise requires, any further convertible debt securities issued as described in this paragraph. We refer to such issuance of additional convertible debt securities as a further issue.

Book-Entry Provisions

        The indenture will provide that the convertible debt securities may be issued in temporary or permanent global form or as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the prospectus supplement.

        A book-entry security may not be registered for transfer or exchange, other than as a whole by DTC to a nominee or by a nominee to the depositary, unless:

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  DTC or its nominee notifies us that it is unwilling or unable to continue as depositary;

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  DTC ceases to be qualified as required by the indenture;

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  we instruct the trustee, in accordance with the indenture, that the book-entry securities will be so registrable and exchangeable;

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  an event of default has occurred and is continuing regarding the convertible debt securities evidenced by the book-entry securities; or

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  other circumstances exist as are specified in the prospectus supplement.

        We will appoint the trustee as security registrar. If the prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by us regarding the convertible debt securities, we may at any time rescind the designation or may change the location through which the transfer agent acts. We may at any time designate additional transfer agents regarding the convertible debt securities.

Payment and Paying Agents

        Payment of any principal, premium, if any, and interest on book-entry securities registered in the name of any depositary or its nominee will be made to the depositary or nominee as the registered owner of the global security representing the book-entry securities. We expect the depositary, upon receipt of any payment of principal, premium, or interest, to immediately credit the participants' accounts in an amount proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee.

        Neither we, the trustee, the securities registrar nor any paying agent for the convertible debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities, nor will we or they have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Global and Book-Entry Convertible Debt Securities

        One or more global securities representing the book-entry securities will be deposited in the name of Cede & Co. as nominee for DTC representing the convertible debt securities. Upon deposit of the book-entry securities, DTC will credit an account maintained or designated by an institution to be named by us or any purchaser of the convertible debt securities represented by the book-entry securities with an aggregate amount of convertible debt securities equal to the total number of convertible debt securities that have been so purchased. The prospectus supplement will describe the specific terms of any depositary arrangement regarding any portion of the convertible debt securities to be represented by one or more global securities. Beneficial interests in the convertible debt securities will only be evidenced by, and transfers of the convertible debt securities will only be effected through, records maintained by DTC and the institutions that are its participants.

Governing Law

        The indenture and the convertible debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Regarding the Trustee

        The indenture will contain specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue, or resign.

 VALIDITY OF SECURITIES

        Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton LLP, is married to Joseph L. Rice, III, who is a shareholder of the general partner of the general partner of CD&R Fund VII, one of the investment funds associated with the Sponsors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Hertz Global Holdings, Inc. for the three-month periods ended March 31, 2009 and 2008, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2009 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us as well as our common stock and convertible debt securities, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

        The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        Hertz Holdings is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference

Room of the SEC as described above, or inspect them without charge at the SEC's website. You can access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through the investor relations portion of our Internet website (http://www.hertz.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

        The following documents listed below that we have previously filed with the SEC (Commission File Number 001-33139) are incorporated by reference:

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  our Annual Report on Form 10-K for the year ended December 31, 2008;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

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  our Current Reports on Form 8-K filed on March 4, 2009, April 6, 2009 and April 14, 2009;

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  the portion of our Current Report on Form 8-K filed on January 20, 2009 that appears under the caption Item 2.05;

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  description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated November 8, 2006 (File No. 001-33139); and

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus.

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Investor Relations (telephone (201) 307-2100).

$250,000,000

% Convertible Senior Notes due 2014

Hertz Global Holdings, Inc.

PROSPECTUS SUPPLEMENT
May     , 2009

Joint Book-Running Managers
J.P.Morgan	Goldman, Sachs & Co.	Merrill Lynch & Co.	Barclays Capital
Lead Manager
Deutsche Bank Securities
Co-Managers

ABN AMRO Incorporated	BNP PARIBAS	Calyon Securities (USA) Inc.